SCHEDULE 14A INFORMATION
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Lindsay Corporation

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LINDSAY CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
January 25, 2010
     The Annual Meeting of Stockholders of Lindsay Corporation (the “Company”) will be held at the Company’s corporate offices at 2222 North 111th Street, Omaha, Nebraska, on Monday, January 25, 2010, at 8:30 a.m., Central Standard Time, for the following purposes:
(1)	To elect three (3) directors for terms ending in 2013.

(2)	To approve the Lindsay Corporation 2010 Long-Term Incentive Plan.

(3)	To ratify the appointment of KPMG LLP as the independent auditor for the Company for the fiscal year ending August 31, 2009.

(4)	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
     A Proxy Statement setting forth important information with respect to the election of the director and the ratification of the appointment of independent auditors is enclosed with this Notice of Annual Meeting.
     Only stockholders holding shares of the Company’s common stock of record at the close of business on December 3, 2009 are entitled to notice of, and to vote at, the Annual Meeting. Stockholders, whether or not they expect to be present at the Annual Meeting, are requested to sign and date the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time prior to the Annual Meeting, and stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors
/s/ Eric R. Arneson
Eric R. Arneson, Secretary

Omaha, Nebraska
December 21, 2009
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be Held on January 25, 2010. The Proxy Statement for this Annual Meeting and Annual Report are available online at http://www.lindsayannualmeeting.com.

LINDSAY CORPORATION

PROXY STATEMENT
for
2010 ANNUAL MEETING OF STOCKHOLDERS
     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Lindsay Corporation (the “Company”) to be held on Monday, January 25, 2010, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Only record holders of the Company’s common stock at the close of business on December 3, 2009 are entitled to vote at the Annual Meeting.
     The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time before it is exercised by written notice of revocation delivered to the Secretary of the Company or by filing a later dated proxy with him. Furthermore, stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person. All shares of the Company’s common stock represented by properly executed and unrevoked proxies will be voted by the Board of Directors of the Company in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted “FOR” each of the proposals set forth in this Proxy Statement for consideration at the Annual Meeting. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present at the Annual Meeting for purposes of establishing a quorum, including shares with respect to which votes are withheld, abstentions are cast or there are broker nonvotes.
     The principal executive offices of the Company are located at 2222 North 111th Street, Omaha, Nebraska 68164.
     This Proxy Statement and the proxy cards are first being mailed to stockholders on or about December 23, 2009.
Voting Securities and Beneficial Ownership
Thereof by Principal Stockholders, Directors and Officers
     At the record date, there were 12,410,448 shares of the Company’s common stock issued and outstanding. Each share of common stock is entitled to one vote upon each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes with respect to the election of directors.
     The following table sets forth, as of December 3, 2009, the beneficial ownership of the Company’s common stock by each director, by each nominee to become a director, by each of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and by all current executive officers and directors of the Company as a group. The shares beneficially owned by executive officers and directors of the Company represent approximately 1.4% of the total shares outstanding on the record date and entitled to vote at the Annual Meeting. The Board of Directors believes that all of these shares will be present at the Annual Meeting and will be voted “FOR” each proposal being considered at the Annual Meeting. In addition, executive officers, directors and nominees to become a director are deemed to beneficially own shares which they may acquire upon the exercise of vested stock options or options that will vest within 60 days of the record date. These shares are not outstanding and may not be voted at the Annual Meeting. The following table also sets forth the beneficial ownership of the Company’s common stock by each other stockholder believed by the Company to beneficially own more than 5% of the outstanding shares of the Company’s common stock based on a review of a report obtained from a third-party market analyst reviewing Schedule 13F reports filed with the Securities and Exchange Commission for the quarter ending September 30, 2009 with respect to the Company’s common stock.

	Number of Shares		Percent
Name	Beneficially Owned(1)		of Class

Directors and Executive Officers
Howard G. Buffett, Director	34,721	(2)	*
Michael N. Christodolou, Director and Chairman of the Board	20,487	(2)	*
W. Thomas Jagodinski, Director	1,407	(2)	*
J. David McIntosh, Director	16,352	(2)	*
Michael C. Nahl, Director	11,316	(2)	*
Michael D. Walter, Director	2,499	(2)	*
William F. Welsh II, Director	27,266	(2)	*
Richard W. Parod, Director, President and Chief Executive Officer	282,807	(2)	2.2%
David B. Downing, Chief Financial Officer and President — International	28,062	(2)	*
Timothy J. Paymal, Vice President and Chief Accounting Officer	4,356	(2)	*
Barry A. Ruffalo, President — Irrigation	1,781	(2)	*
Thomas D. Spears, President — Infrastructure	653	(2)	*
All current executive officers and directors as a group (12 persons)	431,707	(2)	3.4%
Other Stockholders
Neuberger Berman, LLC (3).	1,658,255		13.4%
INVESCO PowerShares Capital Management LLC (4)	1,132,255		9.1%
Barclays Global Investors NA (5).	837,932		6.8%

*	Represents less than 1% of the outstanding shares of the Company’s common stock.

(1)	Each stockholder not shown as being a part of a group owns all outstanding shares directly and has sole voting and investment power over such shares, or shares such power with a spouse. The number of shares shown for stockholders reporting ownership as part of a group represents the total number of shares over which any member of the group has sole or shared voting or investment power.

(2)	Includes 15,186; 1,013; 0; 10,124; 7,088; 0; 3,038; 191,000; 22,500; 2,400; 0; 0 and 252,349 shares which may be acquired currently or within 60 days of December 3, 2009 pursuant to the exercise of options by Messrs. Buffett, Christodolou, Jagodinski, McIntosh, Nahl, Walter, Welsh, Parod, Downing, Paymal, Ruffalo, Spears and the current executive officers and directors as a group, respectively.

(3)	The address for this stockholder is 605 Third Avenue, New York, NY 10158-3698.

(4)	The address for this stockholder is 301 West Roosevelt Road, Wheaton, IL 60187-5053.

(5)	The address for this stockholder is 45 Fremont Street, San Francisco, CA 94105-2228.

Section 16(a) Beneficial Ownership
Reporting Compliance
     The rules of the Securities and Exchange Commission require the Company to disclose the identity of directors and executive officers and of beneficial owners of more than 10% of the Company’s common stock who did not file on a timely basis reports required by Section 16 of the Securities Exchange Act of 1934, as amended. Based solely on review of copies of those reports received by the Company, or written representations from reporting persons, the Company believes that all directors, executive officers and 10% beneficial owners complied with all filing requirements applicable to them during the Company’s fiscal year ended August 31, 2009.
PROPOSAL 1
ELECTION OF DIRECTORS
     The Company’s Bylaws require that the Board of Directors be divided into three classes that are elected to the Board on a staggered basis for three year terms. At the Annual Meeting, the terms of three directors will terminate and stockholders will be voting on nominees to fill these three positions on the Board. Accordingly, the Board of Directors, upon recommendations made by the Corporate Governance and Nominating Committee, has nominated Howard G. Buffett, Michael C. Nahl and William F. Welsh II to serve as directors for terms ending in 2013. Messrs. Buffett, Nahl and Welsh are current directors of the Company. Each of Messrs. Buffett, Nahl and Welsh has expressed an intention to serve, if elected, and the Board of Directors knows of no reason why any of them might be unavailable to continue to serve, if elected. There are no arrangements or understandings between Messrs. Buffett, Nahl and Welsh and any other person pursuant to which they were nominated to serve on the Board of Directors.
     The election of a director requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote. Consequently, votes withheld and broker nonvotes with respect to the election of directors will have no impact on the election of directors. Proxies submitted pursuant to this solicitation will be voted, unless specified otherwise, for the election of Messrs. Buffett, Nahl and Welsh. If any of Messrs. Buffett, Nahl and Welsh is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Corporate Governance and Nomination Committee may recommend to the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. BUFFETT, NAHL AND WELSH AS DIRECTORS OF THE COMPANY WITH TERMS ENDING IN 2013.

Board of Directors and Committees
     The following table sets forth certain information regarding the directors of the Company. The Board of Directors has determined that each of Messrs. Buffett, Nahl, Welsh, Christodolou, Jagodinski, McIntosh and Walter are independent directors of the Company under the listing standards adopted by the New York Stock Exchange. All members of the Board of Directors have held the positions with the companies (or their predecessors) set forth under “Principal Occupation” for at least five years, unless otherwise indicated.

		Principal	Director	Term To
Name	Age	Occupation	Since	Expire

NOMINEES

Howard G. Buffett	54	President of Buffett Farms and President of the
		Howard G. Buffett Foundation (1)	1995	2010

Michael C. Nahl	67	Retired Executive Vice President and Chief
		Financial Officer of Albany International Corp.(2)	2003	2010

William F. Welsh II	68	Retired Chairman of Election Systems & Software,
		Inc. (3)	2001	2010

DIRECTORS CONTINUING IN OFFICE

Michael N. Christodolou	48	Founder and Manager of Inwood Capital Management,
		L.L.C. (4)	1999	2011

W. Thomas Jagodinski	53	Retired President and Chief Executive Officer of
		Delta and Pine Land Company (5)	2008	2011

J. David McIntosh	66	Retired Executive Vice President of The Toro
		Company (6)	2002	2011

Richard W. Parod	56	President and Chief Executive Officer of Lindsay
		Corporation(7)	2000	2012

Michael D. Walter	60	President of Mike Walter & Associates (8)	2009	2012

(1)	Mr. Buffett also serves as a director of Berkshire Hathaway, Inc.

(2)	In September 2009, Mr. Nahl retired as Executive Vice President and Chief Financial Officer of Albany International Corp. Mr. Nahl joined Albany International Corp. in 1981 as Group Vice President, Corporate, served as Senior Vice President and Chief Financial Officer from 1983 to 2005 and was appointed as Executive Vice President in 2005. Mr. Nahl is a director of GrafTech International Ltd. and serves on the Regional Advisory Board of JP Morgan Chase & Co.

(3)	From 1995 to 2002, Mr. Welsh was President and Chief Executive Officer of Election Systems & Software, Inc. From 2000 to 2003, Mr. Welsh served as Chairman of the Board of Directors of Election Systems & Software. Mr. Welsh is Chairman and a director of Ballantyne of Omaha, Inc.

(4)	Mr. Christodolou founded Inwood Capital Management, L.L.C. in May 2000. From 1988 to 1999, Mr. Christodolou was employed by Barbnet Investment Co., formerly Taylor & Co., an investment consulting firm providing services to certain entities associated with members of the Bass family of Fort Worth, Texas.

(5)	Mr. Jagodinski was President, Chief Executive Officer and Director of Delta and Pine Land Company from September 2002 until June 2007 when the company was acquired by Monsanto Company. From 1991 to 2002, he served in various executive roles at Delta and Pine Land Company including Senior Vice President, Chief Financial Officer and Treasurer. Mr. Jagodinski currently serves on the Board of Directors of Solutia Inc. and Phosphate Holdings, Inc.

(6)	Mr. McIntosh served as Group Vice President of Professional and International Business Divisions of The Toro Company from 1996 until August 1998 when he was appointed Executive Vice President. Mr. McIntosh had been employed by The Toro Company for 26 years prior to retiring on January 31, 2002. Mr. McIntosh currently serves on the Board of Directors for Health Tech Solutions, Inc.

(7)	Prior to joining the Company in April of 2000, Mr. Parod was the Vice President and General Manager of Toro Irrigation, a division of The Toro Company, from 1997 to March 2000. From 1993 to 1997, he was an executive officer of James Hardie Irrigation, serving as President from 1994 to 1997.

(8)	Mr. Walter served in various leadership positions with ConAgra Foods, most recently as Senior Vice President, Economic & Commercial Affairs, before founding the Mike Walter & Associates consulting firm in 2006. Mr. Walter also serves as President of the Commodity Markets Council based in Washington D.C and serves on the Board of Directors of AgroTech Foods (India) and European Oat Millers (UK).

     Information regarding executive officers of the Company is found in the Company’s Annual Report which has been supplied with this Proxy Statement.
Corporate Governance
     The Board of Directors operates pursuant to the provisions of the Company’s certificate of incorporation and Bylaws as well as a set of Corporate Governance Principles which address a number of items, including the qualifications for serving as a director, the responsibilities of directors and board committees and the compensation of directors. The Company has adopted a Code of Ethical Conduct that applies to the Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Corporate Controller, as required by Section 406 of the Sarbanes Oxley Act of 2002. Additionally, the Company maintains a Code of Business Conduct and Ethics for all persons associated with the Company, including its directors, officers and employees, that complies with the listing standards adopted by the New York Stock Exchange. Both of these codes and the Company’s Corporate Governance Principles are available on the Company’s website at http://www.lindsay.com and are available in print to any stockholder who submits a request in writing to the Secretary of the Company.
     The Board of Directors conducts its business through meetings and actions taken by written consent in lieu of meetings. During the fiscal year ended August 31, 2009, the Board of Directors held twelve meetings. Each director attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which he served during fiscal 2009.
     The Company’s independent directors normally meet in executive session at each regularly scheduled Board meeting. The Chairman of the Board, currently Mr. Christodolou, an independent director, serves as the presiding director at each executive session of the independent directors.
     The Board of Directors has established an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.
     Audit Committee. The primary purpose of the Audit Committee is to assist the Board of Directors in the oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function. The Audit Committee is responsible for selecting, compensating and evaluating the Company’s independent auditor. Specific functions performed by the Audit Committee include reviewing periodically with the independent auditor the performance of the services for which they are engaged, reviewing the scope of the annual audit and its results, reviewing the Company’s annual financial statements and quarterly financial statements with management and the independent auditor, reviewing the scope and results of the Company’s internal auditing function, and reviewing the adequacy of the Company’s internal accounting controls with management and the independent auditor. The Audit Committee operates under a written charter adopted by the Board of Directors which is available on the Company’s website at http://www.lindsay.com and is available in print to any stockholder who submits a request in writing to the Secretary of the Company. The charter meets the requirements of the listing standards adopted by the New York Stock Exchange.
     The Audit Committee is comprised of Directors Jagodinski (Chairman), Christodolou, Nahl, Walter and Welsh, each of whom has been determined to be independent by the Board of Directors under the rules of the Securities and Exchange Commission and under the listing standards adopted by the New York Stock Exchange. In addition, the Board of Directors has determined that each of Messrs. Christodolou, Jagodinski, Nahl, Walter and Welsh qualify as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The Committee held ten meetings during fiscal 2009.
     Compensation Committee. The Compensation Committee reviews and approves the Company’s compensation policies, benefit plans, employment agreements, salary levels, bonus payments, and awards pursuant to the Company’s management incentive plans for its executive officers and other elected officers. The Compensation Committee approves all individual grants and awards under the Company’s long-term equity incentive plans. It also reviews compensation for non-employee directors and recommends changes to the Board. The Compensation Committee is specifically responsible for determining the compensation of the Company’s Chief Executive Officer and conducts an annual performance evaluation of the Chief Executive Officer. The Company’s Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation paid to executive officers and other elected officers. However, the final authority for setting executive officer compensation rests with the Compensation Committee. The Compensation Committee has the discretion to delegate specific responsibilities to the Committee Chair, any other Committee member(s) or subcommittees as the Compensation Committee may establish from time to time.
     The Compensation Committee has periodically retained an external compensation consulting firm, Mercer (US), Inc. (“Mercer”), to assist and advise it on particular matters. Mercer is engaged directly by the Compensation Committee, but its fees are paid by the Company. The nature and scope of Mercer’s engagement with respect to the Compensation Committee’s decisions regarding executive and director compensation during fiscal 2009 are described under “Compensation Discussion and Analysis” found later in this Proxy Statement.
     The Compensation Committee operates under a written charter adopted by the Board of Directors which is available on the Company’s website at http://www.lindsay.com and is available in print to any stockholder who submits a request in writing to the Secretary of the Company. The charter meets the requirements of the listing standards adopted by the New York Stock Exchange. The Compensation Committee is comprised of Directors Welsh (Chairman), Christodolou, McIntosh and Walter, each of whom has been determined to be independent by the Board of Directors under the listing standards adopted by the New York Stock Exchange. The Committee held nine meetings during fiscal 2009.
     Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for making recommendations to the Board of Directors of persons to serve as directors of the Company and as chairmen and members of committees of the Board of Directors and for reviewing and recommending changes in the general Corporate Governance Principles of the Company. It also oversees the annual evaluation by the Board of Directors to determine whether the Board and its committees are functioning effectively. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors which is available on the Company’s website at http://www.lindsay.com and is available in print to any stockholder who submits a request in writing to the Secretary of the Company. The charter meets the requirements of the listing standards adopted by the New York Stock Exchange.
     The Corporate Governance and Nominating Committee identifies nominees to serve as a director of the Company primarily through suggestions made by directors and management. The Corporate Governance and Nominating Committee will consider director nominees for next year’s Annual Meeting recommended by stockholders which are submitted in writing, complete with biographical and business experience information regarding the nominee, to the Secretary of the Company by August 31, 2010. Candidates for directors are evaluated based on their independence, character, judgment, diversity of experience, financial or business acumen, ability to represent and act on behalf of all stockholders, and the needs of the Board. The Corporate Governance and Nominating Committee uses the same criteria to evaluate its own nominees for director as it does for persons nominated by Company stockholders.
     The Corporate Governance and Nominating Committee is comprised of Directors Christodolou (Chairman), Buffett, McIntosh and Welsh, each of whom has been determined to be independent by the Board of Directors under the listing standards adopted by the New York Stock Exchange. The Committee held three meetings during fiscal 2009.
     Related Party Transactions. The Board of Directors has adopted a written policy regarding the review, approval or ratification of related party transactions. Under the policy, all such related party transactions must be pre-approved by the Audit Committee or ratified by the Audit Committee if pre-approval is impracticable. Under the policy, certain transactions are excluded from the definition of related party transaction, including (i) transactions available to all employees generally, (ii) director and officer compensation approved by the Compensation Committee and/or Board of Directors, as applicable, (iii) transactions in the ordinary course of the Company’s business that are on substantially the same terms as those prevailing at the time for comparable products and services to unrelated third parties, and (iv) certain transactions with other companies where the related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 5% of that company’s shares, if the aggregate amount involved during the fiscal year does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues. In determining whether to approve or ratify a related party transaction, the Audit Committee will consider, among other factors, whether the terms of the transaction are fair to the Company, whether the transaction would present an improper conflict of interest for any director, officer or other related party, or whether the transaction would impair the independence of an outside director. Any Audit Committee member who has an interest in a transaction under discussion must abstain from voting on the proposed transaction.

     There were no related party transactions in fiscal 2009.
Compensation Discussion and Analysis
     Compensation Philosophy and Overview. The overall goal of the Company’s compensation policy is to maximize stockholder value by attracting, retaining and motivating the executive officers that are critical to its long-term success. The Board’s Compensation Committee (the “Committee”) believes that executive compensation should be designed to promote both the short-term and long-term economic goals of the Company. Accordingly, an important component of the Committee’s compensation philosophy is to closely align the financial interests of the Company’s executive officers with those of the Company’s stockholders. To that end, the Committee has determined that the total compensation program for executive officers should consist of the following components:
•	Base salaries to reflect responsibility, experience, tenure and performance of key executives, as well as the scarcity of qualified executives for key positions;

•	Annual cash incentive awards to reward performance against short-term corporate, business unit and/or individual objectives;

•	Long-term incentive compensation to emphasize longer-term strategic objectives and align the interests of executives with those of stockholders; and

•	Other benefits as appropriate to be competitive in the market place.
It has been the intent of the Committee that executive salaries, target annual incentive opportunities and target long-term incentive values be targeted at the median of manufacturing and general industry companies of similar size to the Company (measured by annual revenues) for comparable positions, based on available survey data, with variation due to differences in executive skill levels and experience, the executive’s role and internal equity with other positions and roles within the Company.
     In September 2008, the Compensation Committee engaged the external consulting firm of Mercer (US), Inc. (“Mercer”) to conduct a compensation study to assist the Committee in establishing executive compensation for fiscal 2009. Among other things, the Mercer study provided the Committee with compensation survey information to aid it in establishing the competitive market for the Company’s executive positions. The survey included compensation data from two published survey sources, the 2008 Mercer US Global Premium Executive Suite and the 2007 Watson Wyatt Survey Report on Top Management Compensation, which Mercer considered to be appropriate sources of compensation data for use by the Committee. Where possible, Mercer used survey data targeting corporate or incumbent revenue of one-half to two times that of the business unit of the Lindsay executive. In total, over 120 companies were included in the compensation survey.
     In addition to reviewing the compensation of executive officers against the competitive market, the Committee also considers recommendations from the Company’s President and Chief Executive Officer regarding the total compensation for executive officers. The Committee also considered the historical compensation of each executive officer, from both a total compensation and a component by component basis, in setting the fiscal year 2009 compensation for the executive officers.
     The Committee is of the view that awards of annual and long-term incentive compensation awarded to executive officers should be adjusted in the event of restatements of the Company’s financial results. Accordingly, the Committee has adopted a policy that allows recoupment or repayment of annual and long-term compensation payments made to executive officers during the three years preceding the restatement of Company financial statements to the extent such payments exceeded the amounts that would have been payable based on the restated financial results. Conversely, the policy allows for additional payments to the extent the amounts paid as annual and long-term incentive payments received in the three years preceding a restatement of Company financial statements were less than the amounts that would have been payable based on the restated financial results.
     2009 Executive Compensation Program. The Company’s fiscal year 2009 compensation program for its executive officers, including the executive officers named in the Summary Compensation Table included in this Proxy Statement, consisted of four basic components, which are (i) base salary, (ii) annual cash incentive awards, (iii) long-term incentive compensation and (iv) other employee benefits. The purposes of each of these components of executive compensation, and the manner in which compensation for fiscal 2009 under these components was determined by the Committee for executive officers are as follows:
     Base Salary. Base salaries are designed to provide executive officers with a competitive level of fixed compensation that is commensurate with the executive officer’s individual responsibility, experience, tenure and general performance of duties. Base salary levels are also subject to competitive pressures faced by the Company for attracting and retaining qualified executives to fill key positions in the different geographic regions where the Company’s executives reside. The Committee considers compensation survey information regarding base salary levels for executive officers with comparable positions and responsibilities in similar companies in order to maintain base salaries at competitive levels. In general, the Committee evaluates each executive officer’s base salary on an annual basis to determine if an increase from the prior year’s base salary is justified based on these criteria and considerations. In the case of Richard Parod, base salary was initially established by the terms of his employment agreement and is subject to annual increases as determined by the Committee.
     In October 2008, the Committee established the base salaries for each of the Named Executive Officers except for Mr. Spears whose base salary was established when he joined the Company in June 2009. With respect to the base salaries of Named Executive Officers other than Mr. Parod, the Committee considered both the recommendations of Mr. Parod for salary adjustments as well as the survey data presented by Mercer. Mr. Parod primarily made his recommendations for salary adjustments based on individual performance and the Mercer report. The Committee also took note that the recommended salaries were consistent with its policy of establishing base salary levels for its executive officers at levels that approximate the median salaries paid to persons holding comparable positions by manufacturing and general industry companies with annual revenues similar to those of the Company. With respect to Mr. Parod, the Committee considered the information from the Mercer survey, the Company’s performance and Mr. Parod’s personal performance and concluded that an increase in his base salary of approximately 10% was appropriate.
     Annual Cash Incentive Awards. The Company paid annual cash incentive awards to its executive officers under a Management Incentive Plan that was adopted by the Committee for fiscal 2009 (the “2009 MIP”). The Company used annual cash payments under the 2009 MIP primarily to encourage its executive officers to achieve specific short-term financial goals of the Company generally and, in some cases, for achievement of the Company’s financial results in certain market segments. In addition, a portion of the annual cash incentives is designated to reward individual performance objectives of each executive officer participating in the 2009 MIP. The Committee adopted the 2009 MIP and established the financial and individual goals for executive officers under the 2009 MIP during the first quarter of fiscal 2009.
     The financial performance component accounted for 80% of each Named Executive Officer’s potential annual cash incentive. This component consisted of three subcomponents: revenue, operating margin and average working capital to sales. For each of Messrs. Denman, Downing and Ruffalo, the financial performance component was split equally between consolidated Company financial performance and the financial performance (also based on revenue, operating margin and average working capital to sales) of their respective business units. For purposes of the 2009 MIP, (i) revenue was defined as the Company’s fiscal 2009 operating revenues, (ii) operating margin was defined as the Company’s fiscal 2009 operating income divided by fiscal 2009 operating revenues, and (iii) average working capital to sales was defined to include two key components of working capital: average month end inventories plus average month end accounts receivable divided by fiscal 2009 operating revenues. The average working capital to sales subcomponent, which was designed as a measure of the Company’s utilization of its working capital, is calculated using the average of an entire 12 months worth of information in order to reduce any distortion caused by the seasonal nature of the Company’s business. Each of the three subcomponents was calculated using the Company’s Consolidated Statement of Operations for the year ended August 31, 2009, net of any effect of acquisitions made during fiscal 2009. The Committee chose to use revenue and operating margin as the primary financial performance measures for determining annual cash incentive awards under the 2009 MIP because it believed that the Named Executive Officers had significant influence over these measures, that operating margin and revenue align the interests of officers with the creation of stockholder value and that these measures are well understood by management and stockholders. Accordingly, each of the revenue and operating margin subcomponents was assigned a weighting of 40% by the Committee, while the average working capital to sales subcomponent was assigned a weighting of 20% by the Committee. Considering the manufacturing nature of the Company’s business, the Committee felt that weighting 20% of the financial performance component based on average working capital to sales would motivate the Named Executive Officers to properly manage receivables and inventory in relationship to sales. Historically, the Committee had based 80% of the financial performance component on operating income. For fiscal 2009, the Committee changed this portion of the financial performance component to be based on the measure of two separate subcomponents: revenue and operating margin. The Committee deemed these measures to be more effective in focusing management on maintaining profitability in the event of a potential, significant decline in revenue due to the economic recession, and to better align management with stockholder interests.
     In general, the Committee seeks to establish target levels for financial performance goals based on the Company’s annual budget for the relevant fiscal year as approved by the Board of Directors, at least in years when the budget anticipates an increase in the financial performance measure over the previous fiscal year. The 2009 targets for revenue, operating margin and average working capital to sales were $541.1 million, 13.6% and 27.5%, respectively. Each target corresponds to the Company’s operating budget for fiscal 2009. The targets established for specific business units also corresponded to the fiscal 2009 operating budget. As noted above, each target excludes the effect of any acquisitions made during fiscal 2009.
     The Committee also approved the use of individual performance objectives to determine 20% of the annual cash incentives under the 2009 MIP for each Named Executive Officer. These individual performance objectives were approved by the Committee, based on recommendations by Mr. Parod, for each Named Executive Officer according to his respective area of responsibility. Unlike the financial performance measures described above, which the Committee viewed as short-term performance measures, the individual performance objectives were designed to focus on goals or initiatives that will create longer-term value for the Company. Depending on the officer, these performance objectives relate to areas such as lean efficiency, market development, strategic acquisitions, cost reduction and product development. Some of these individual performance objectives are objective and depend upon the accomplishment of specific, measurable goals such as cost reduction, increased sales or manufacturing efficiency ratios. Others are subjective in nature, such as performance objectives tied to the strengthening of operational capabilities or the creation and implementation of new sales and distribution channels.
     The 2009 MIP established a target cash incentive amount for each Named Executive Officer (each a “Target Cash Incentive Award”). Consistent with the prior year, the Target Cash Incentive Award for Mr. Parod was set at 60% of his base salary. Also consistent with the prior year, the Target Cash Incentive Award for each of Messrs. Denman, Downing and Ruffalo was set at 45% of his respective base salary and the Target Cash Incentive Award for Mr. Paymal was set at 35% of his base salary. In each case, a Target Cash Incentive Award represents the total cash incentive a Named Executive Officer was entitled to receive if he had achieved 100% of the target levels under the financial performance component and individual performance component established for such Named Executive Officer under the 2009 MIP. Since he did not join the Company until the fourth quarter of fiscal 2009, the Committee awarded Mr. Spears a guaranteed bonus of $15,000 in lieu of participation in the 2009 MIP.
     Under the 2009 MIP, a Named Executive Officer could earn a portion of his Target Cash Incentive Award if he achieved at least a threshold level of performance for any of the financial or individual performance components. Separate calculations were performed to determine the payout earned under the financial performance component and the individual performance component, and those two components are then added together to determine the final cash incentive awarded to a Named Executive Officer. The financial performance subcomponents are calculated according to a scale that provides varying percentage payouts for “threshold”, “intermediate”, “target” and “maximum” performance levels. If the Company fails to meet the “threshold” performance level for a specific financial performance subcomponent, then that Named Executive Officer will receive no payout under that specific subcomponent. Percentage payouts between the threshold, intermediate, target and maximum levels are linearly interpolated for each financial performance subcomponent. The following performance levels trigger the following percentage awards (calculated as a percentage of the Target Cash Incentive Award available under the overall Company financial performance component):

			Average	Percentage of Target Cash Incentive
		Operating	Working Capital	Award Available for Financial
	Revenue (40%)	Margin (40%)	to Sales (20%)	Performance Subcomponent

Threshold	$270.5 million	6.8%	31.5%	15%
Intermediate	$405.8 million	10.2%	29.5%	75%
Target	$541.1 million	13.6%	27.5%	100%
Maximum	$811.6 million	15.7%	23.5%	200%

     Likewise, the cash incentive awarded under the individual performance component is calculated according to a scale providing the following percentage awards (calculated as a percentage of the Target Cash Incentive Award available under the individual performance component):

Percentage of Target Cash Incentive Award
Performance Level	Available for Individual Component

Does not meet objectives	0%
Meets some objectives	50%
Meets most objectives	75%
Meets all objectives	100%
Exceeds objectives	150%
Significantly exceeds objectives	200%
     Both the financial and individual performance component calculations offer a range of payouts for performance that exceeds or falls short of the target level. The Committee believes that this not only provides an incentive to executives to achieve performance that exceeds expectations, but it also provides constant motivation during down cycles. By rewarding a range of performance, the Committee hoped to partially counteract the cyclical nature of the Company’s business. Likewise, the receipt of an award under one component or subcomponent is not contingent upon meeting a certain performance standard under the other component or subcomponents. For example, an executive who has met all of his individual performance objectives would still receive a payout under the individual component even if the Company failed to meet the threshold financial performance objectives. Similarly, an executive may receive a payout if the threshold level is met for a specific financial performance subcomponent even if the executive failed to meet his or her individual performance objectives and/or the Company failed to meet the threshold levels for the other financial performance subcomponents. If any sort of unplanned event should arise, the 2009 MIP gives the Committee the discretion to change the rules, standards or procedures affecting a Named Executive Officer’s incentive payouts under the plan. The following example demonstrates how a hypothetical executive officer’s annual cash incentive payment was calculated under the 2009 MIP:

An officer receiving a base salary of $260,000 (with a target incentive percentage of 45% of his base salary) would be eligible for a Target Cash Incentive Award of $117,000. $93,600 of that amount would be attributable to the Company’s financial performance component (80% of the Target Cash Incentive Award), whereas $23,400 of that amount would be attributable to the officer’s individual performance component (20% of the Target Cash Incentive Award). If the Company generated revenues of $405.8 million, operating margin of 6.8%, an average working capital to sales ratio of 32.5%, and the officer met all of his individual performance objectives, he would receive a total cash incentive payout of $57,096, calculated as follows:
Company Financial Performance Component: $28,080A + $5,616B + $0C = $33,696
     A Revenue Subcomponent: $93,600 * 0.40 *0.75 performance multiplier
     B Operating Margin Subcomponent: $93,600 * 0.40 *0.15 performance multiplier
     C Average Working Capital to Sales Subcomponent: $93,600 * 0.20 *0.00 performance multiplier
Individual Performance Component: $23,400 X 100% performance multiplier = $23,400
Total Cash Incentive Awarded: $33,696 + $23,400 = $57,096
     During fiscal 2009, for purposes of the 2009 MIP, the Company recorded revenue of $328.8 million, operating margin of 6.84% and average working capital to sales of 37.8%. Each of these figures were adjusted to eliminate the effect of an anticipated disposition of revenue generating assets which did not occur during fiscal 2009. The results of operations from these assets were not included in the fiscal 2009 operating budget and therefore were not considered when establishing target levels for each financial performance subcomponent. Accordingly, each subcomponent was adjusted to eliminate the effect of the results of operations from these assets. Based on these results, the overall Company Financial Performance Component payout percentage was 22.6% based on subcomponent payout percentages of 41%, 16% and 0% for each of the revenue (40%), operating margin (40%) and average working capital to sales (20%) subcomponents, respectively. The payout percentage for certain market financial performance components for Named Executive Officers ranged from 43.3% to 55.5%. At a meeting in October 2009, the Committee verified the attainment of these measures used for the Financial Performance Component of the 2009 MIP. In addition, after the conclusion of fiscal 2009, Mr. Parod recommended scores to the Committee for each Named Executive Officer under the Individual Performance Component of the 2009 MIP. The Committee then discussed and approved those scores, determining that the Named Executive Officers were entitled to performance multipliers under the Individual Performance Component of the 2009 MIP ranging from 95% to 101.5%.
     Long-Term Incentive Compensation. The long-term incentive component is designed to reward the achievement of longer-term strategic objectives and align the financial interests of the Company’s executive officers with those of the Company’s stockholders. For fiscal 2009, the Committee decided to use a combination of Performance Stock Units (“PSUs”) and Restricted Stock Units (“RSUs”) awarded in tandem in order to provide the Company’s Named Executive Officers, except Messrs. Denman and Spears, with long-term incentive compensation. Mr. Denman received a grant of RSUs only because it was likely that he would retire from the Company prior to the expiration of the three-year performance period associated with PSUs. Consistent with the Company’s policy regarding PSU and RSU awards made to new hires, Mr. Spears was only awarded RSUs during fiscal 2009. The Committee plans to award both PSUs and RSUs to Mr. Spears during fiscal 2010. Both PSUs and RSUs were granted pursuant to the Company’s 2006 Long-Term Incentive Plan which was approved by the stockholders at the Company’s annual stockholder meeting in 2006.
     PSUs represent a right to receive a certain target number of shares of the Company’s common stock at a specified time in the future if certain performance objectives have been met during the specified performance period leading up to the payout of the PSU. PSUs are, therefore, designed to reward achievement of specific performance objectives over this period. Historically, the Compensation Committee has awarded PSUs with a threshold payout of 50% of the target number and a maximum payout of 200% of the target number. In addition to requiring satisfaction of the applicable threshold performance levels, PSUs are only payable if the recipient remains employed with the Company until payout occurs after the end of the performance period.
     RSUs represent a right to receive a certain number of shares of the Company’s common stock at a specified time in the future, but are not conditioned upon achieving any specific performance objectives, and are only payable if the recipient remains employed by the Company at the end of the vesting period leading up to the payout of the RSU. RSUs are designed primarily to encourage retention of executive officers and key employees.
     Under the terms of the individual award agreements, both the PSUs and RSUs awarded to Named Executive Officers for fiscal 2009 are payable in common stock and provide the Named Executive Officers with special cash dividend equivalents which entitle them to receive any special cash dividend (i.e. other than regular quarterly dividends) paid by the Company while the PSUs and RSUs are outstanding. The Committee has adopted a policy regarding the timing of grants of PSUs and RSUs to employees which generally provides that such grants will be made on an annual basis during the first quarter or at the beginning of the second quarter of the fiscal year and at least two business days after the Company has filed its Annual Report on Form 10-K for the prior fiscal year.
     Each of the PSUs and RSUs has a three-year vesting period. The PSUs awarded during fiscal 2009 will not become realizable until fiscal 2012. At that point, depending upon the Company’s performance over the three-year period, the PSUs will either convert into a specified number of shares of the Company common stock or become worthless. The Committee selected a three-year performance period because measuring performance over a long period would be less affected by cyclical variations in the Company’s business and one-time events. The Committee felt that a three-year period was commonly used by similar companies for this reason. The RSUs awarded during fiscal 2009 will ratably vest over the same three-year period, with one third of the RSUs converting into Company common stock on November 1 in each fiscal year following the grant date, provided that the Named Executive Officer continues his employment with the Company. The Committee has granted PSUs and RSUs in fiscal 2010 that will become fully realizable in fiscal 2013 and plans to grant additional PSUs and RSUs in fiscal 2011 that will become fully realizable in fiscal 2014. The Committee intends that this will create a layering effect that will provide constant motivation and alignment of executive and stockholder interests extending into the future and will support executive retention. The Committee approves a target long-term incentive award amount for each Named Executive Officer and then awards 70% of that award amount in the form of PSUs and the other 30% in the form of RSUs, except that each of Messrs. Denman and Spears received 100% of his respective award in the form of RSUs in fiscal 2009 for the reasons discussed above. The Committee chose this mix of PSUs and RSUs to promote sustained long-

term performance, goal alignment and retention.
     The Committee selected PSUs and RSUs for long-term incentive awards instead of stock options because the expense under generally accepted accounting principles associated with grants of stock options was thought to be greater than the perceived value of options to the recipients. Also, using shares as opposed to options to make awards reduces the number of shares required to deliver equivalent value to the recipients.
     Although the Committee uses equity-based compensation in connection with the long-term incentive portion of the Company’s executive compensation program, neither the Committee nor the Company have adopted any stock ownership guidelines or policies for its Named Executive Officers and, accordingly, the Committee does not consider any specific guidelines in connection with establishing the levels of equity-based compensation awarded to the Company’s Named Executive Officers.
     The specific terms of the PSU and RSU grants made to the Named Executive Officers for fiscal 2009 are as follows:
     PSUs Awards. Based on the recommendation of Mercer, the Committee determined that 70% of the long-term incentive award granted to each Named Executive Officer (other than Messrs. Denman and Spears) would consist of PSUs. Each PSU awarded in fiscal 2009 has a three-year performance period running through the end of fiscal 2011 (i.e. August 31, 2011) and will vest on November 1 of fiscal 2012. Consistent with prior years and based primarily on Mercer’s recommendation, the Committee chose Revenue Growth and Return on Net Assets (“RONA”) as the performance measures to be used to determine PSU payouts for the three-year performance period. The Committee considered several performance measures, including measures that were tied to the Company’s stock price or the accomplishment of specific performance objectives. The Committee previously decided against using stock price as a performance measure because it felt that such a plan would be susceptible to distortion from the cyclical nature of the Company’s business. Likewise, the Committee decided against the use of other performance objectives because of the difficulty in correlating such objectives to stockholder value.
     Ultimately, the Committee chose to correlate PSU payouts to Revenue Growth and RONA because it determined that there was a reasonable relationship between these performance measures and stockholder value. Additionally, these performance measures could be easily quantified and calculated for the purposes of determining whether the Company had met the necessary performance requirements. The Committee assigned equal weighting to Revenue Growth and RONA for purposes of determining PSU payouts in order to drive profitable growth and focus on appropriate asset management. Additionally, the Committee was concerned that considering RONA alone could create an incentive for Named Executive Officers to unnecessarily dispose of assets in order to manage the denominator and inflate the Company’s RONA and thereby increase their PSU payout. To prevent such an occurrence, the Committee decided to use both RONA and Revenue Growth as performance measures and to weight them equally. Although the Committee feels that Revenue Growth and RONA reasonably approximate the connection between executive performance and stockholder value, future developments could possibly prompt the Committee to make subsequent PSU awards according to different performance measures.
     “Revenue Growth” is the average annual percentage increase in the Company’s consolidated operating revenues for each year during the applicable performance period. Accordingly, if the Company had year over year growth in its consolidated operating revenues of 4%, 15% and 11% during a three-year performance period, the Revenue Growth for purposes of PSU payouts for that performance period would be the average of the individual year increases or 10%. “RONA” is calculated in the following manner:

Net Income

(Average*Total Assets — Average*Current Liabilities + Average*Current Portion of Long-Term Debt)
* — These averages will be computed using the beginning and ending amounts of Total Assets, Current Liabilities, and Current Portion of Long-Term Debt for the applicable fiscal year.
For the purposes of calculating Revenue Growth and RONA, any acquisitions made by the Company and revenues, expenses or assets associated with such acquisitions are excluded in the fiscal year of the acquisition, but will be fully included during every year thereafter.

     The Committee has established the following three-year average performance measures and conversion percentages for Revenue Growth and RONA for the PSUs awarded in fiscal 2009:

	Revenue Growth	RONA

Threshold	6%	9%
Target	10%	15%
Maximum	15%	17%
     The Committee selected target performance measures that were within the range of the long-term target financial performance goals communicated from Lindsay to the stockholders by Mr. Parod in the 2008 Annual Report. The Committee attempted to establish maximum and threshold performance levels that would appropriately reward the Named Executive Officers for exceptional performance, while also providing them with continued motivation in the event that market factors or down periods make it impossible to meet target performance levels. If the Company fails to meet the threshold performance level for either Revenue Growth or RONA over the three-year performance period, then there will be no PSU payout at the end of the performance period, even if the other factor achieves the threshold or higher level.
     At the threshold level for both performance measures each PSU will convert into one-half share of stock, and this ratio increases to one share of stock if the target level is achieved for both performance measures and two shares of stock if the maximum level is achieved for both performance measures. The Committee determined that the payout ratio of 2 to 1 used at the maximum level for both performance measures was appropriate because it believed the maximum levels were aggressive goals that would be difficult to achieve. Payout factors will be linearly interpolated when actual performance results fall between the threshold, target and maximum levels. As a result, the number of shares each PSU will convert into based on varying achievements of the performance levels for Revenue Growth and RONA are set forth in the following matrix:

	RONA
REVENUE GROWTH	Threshold	Target	Maximum
Maximum	1.00	1.4142	2.00
Target	0.7071	1.00	1.4142
Threshold	0.50	0.7071	1.00
     The Committee is also entitled to adjust the conversion calculation in order to reduce (but not increase) the amount of stock awarded to take into account any unanticipated events including, but not limited to, extraordinary or nonrecurring items, changes in tax laws, changes in generally accepted accounting principles, impacts of discontinued operations and restatements of prior period financial results.
     The following is an example of how the payout of PSUs would be calculated for a hypothetical executive officer who received a total award of 1,000 PSUs in fiscal 2009.

Assume that the Company achieves Revenue Growth of 14% in 2009, 15% in 2010 and 16% in 2011. This results in a 15% average three-year Revenue Growth for the relevant performance period, which meets the maximum performance level for Revenue Growth. Assume that the Company achieved RONA of 8% in 2009, 9% in 2010 and 10% in 2011. This results in a 9% average three-year RONA for the performance period, which meets the threshold performance level for RONA. Accordingly, the executive’s 1,000 PSUs will convert into 1,000 shares of common stock.
     In the event of a change in control of the Company, the PSUs will convert into an amount of Company common stock that is pro-rated to account for the amount of time the Named Executive Officers held the PSUs prior to the change of control transaction and will be paid out based on the probable or expected level of Revenue Growth and RONA at the time of the change in control. If any of the Company’s financial statements are restated as the result of errors, omissions or fraud, for any fiscal year during the three-year performance period, such restated results will be used to recalculate any PSU conversions made at the expiration of the performance period.
     RSU Awards. The Committee determined that the remaining 30% of each Named Executive Officer’s long-term incentive award should consist of RSUs, except for Messrs. Denman and Spears who received 100% of their awards in the form of RSUs. The RSUs awarded in fiscal 2009 vest according to a three-year schedule, with one-third of the RSUs vesting on November 1 of each fiscal year following the fiscal year of their award contingent upon the Named Executive Officer’s continued employment with the Company. Upon vesting, each RSU converts into a share of the Company’s common stock. Accordingly, if a Named Executive Officer received 600 RSUs for fiscal 2009 and remained employed with the Company, 200 of those RSUs would convert into 200 shares of common stock on November 1, 2009. Another 200 RSUs would convert into 200 shares of common stock on November 1, 2010, and then the final 200 RSUs would convert into 200 shares of common stock on November 1, 2011. Additionally, the RSUs will fully vest upon a change in control of the Company.
     Award Value. In determining the number of PSUs and RSUs granted to the Named Executive Officers for fiscal 2009 (other than Mr. Spears), the Committee first established a dollar value of the total PSUs and RSUs to be awarded to each Named Executive Officer assuming they achieved target performance levels for the PSUs. The initial dollar value for Mr. Parod was set at $500,000. The Committee determined this amount by considering the value of other compensation available to Mr. Parod and then calculating the amount of PSUs and RSUs that would be necessary to provide him with a total compensation package which reflected the median of total compensation paid to individuals holding similar positions for similar companies. The dollar values of PSUs and RSUs granted to the Named Executive Officers other than Mr. Parod were based on initial recommendations made to the Committee by Mr. Parod. In making and approving these recommendations, both Mr. Parod and the Compensation Committee considered the 2008 Mercer study which compared the Company’s total direct compensation, consisting of base salary, cash bonus and the expected value of long-term incentives, to the median level for individuals holding similar positions with comparable revenue responsibility at other manufacturing companies. In each case, the dollar value was divided by the closing sale price of the Company’s common stock on the grant date ($43.92 as of November 3, 2008) to convert the dollar value into a total number of stock units initially awarded to each Named Executive Officer. Of these total stock units, 70% were designated as PSUs and 30% were designated as RSUs, except with respect to Mr. Denman who received 100% of his stock units in the form of RSUs. While the dollar value of PSUs was based upon a payout ratio of 1 to 1, the actual PSU payout ratio may be as low as 0 to 1 if the Company fails to meet the threshold performance level for either performance measure. Alternatively, the PSU payout ratio may be as high as 2 to 1 if the Company meets or exceeds the maximum performance level for both performance measures. Mr. Spears received $100,000 of RSUs when he joined the Company in June 2009.
     Fiscal 2007-2009 Performance. The end of fiscal 2009 marked the end of the three-year performance period for the first tranche of PSUs awarded in fiscal 2007. For this performance period, the Company achieved three-year average revenue growth of 18.22% and three-year average RONA of 10.82% which equated to a cumulative payout percentage of 137.3% of target. In accordance with the terms of the PSUs earned for this performance period, Mr. Parod was issued 12,976 shares of common stock (resulting from 9,451 PSUs awarded in fiscal 2007) and Mr. Downing was issued 4,513 shares of common stock (resulting from 3,287 PSUs awarded in fiscal 2007). No payouts have yet been earned with respect to the PSUs awarded in fiscal 2008 and fiscal 2009 which have three-year performance periods ending at the end of fiscal 2010 and fiscal 2011, respectively.
     Other Employee Benefits. The Company also provides certain other benefits to its Named Executive Officers in the normal course of business as appropriate to be competitive with market practice. In addition to this standard benefits package, Named Executive Officers are provided supplemental life insurance coverage. Also, a personal automobile is provided to Mr. Parod according to the terms of his employment agreement. Other benefits provided to the Named Executive Officers are generally those which are available to all employees of the Company, such as participation in Company sponsored health and dental insurance, life insurance and disability benefits. The Company and employee participants share in the cost of these programs. The Company also maintains a qualified 401(k) retirement plan to which the Company makes matching contributions corresponding to employee contributions. The Company’s Named Executive Officers are eligible to participate in each of these employee benefit plans.

     Termination Payments. The Company is party to arrangements with its Named Executive Officers that provide for termination payments under several possible scenarios, including payments that are triggered by a change in control of the Company. All stock options issued to the Named Executive Officers, as well as to other employees of the Company, are subject to immediate vesting in connection with a change of control transaction. Also, in the event of a change in control of the Company, outstanding PSUs will convert into an amount of Company common stock that is pro-rated to account for the amount of time the Named Executive Officers held the PSUs prior to the change of control transaction and will be paid out based on the probable or expected level of Revenue Growth and RONA at the time of the change in control. Any outstanding RSUs will fully vest upon a change in control.
     The Company has entered into employment agreements with each Named Executive Officer which do provide for certain additional compensation to them if their employment with the Company is terminated without cause. In the case of Mr. Parod, he will be entitled to receive a lump sum payment equal to two times (or three times if termination occurs within two years following a change in control) his annual salary and target bonus if his employment is terminated without cause or if he terminates his employment for good reason within two years following a change in control. In the case of Messrs. Downing, Paymal, Ruffalo and Spears, each of them will be entitled to receive a lump sum payment equal to one times (or one-half times with respect to Mr. Paymal) his annual salary (or annual salary plus target bonus if termination occurs within one year following a change in control) if his employment is terminated without cause or if he terminates his employment for good reason within one year following a change in control. The termination provisions contained in Mr. Parod’s employment agreement were specifically negotiated between the Company and Mr. Parod at the time he joined the Company and were considered necessary in order to attract and retain him. All termination provisions are designed to provide these executive officers with cash to provide for their living expenses in situations where their employment was not terminated voluntarily or for cause.
     In June 2009, Mr. Denman left the Company due to a health issue and his employment agreement terminated at that time. Under the Company’s short-term disability plan, Mr. Denman will receive up to 75% of his base salary for a period not to exceed six months following his date of disability. Following separation of employment, Mr. Denman has agreed to provide certain consulting services to the Company for the next two years. In consideration of these consulting services, the Company will provide Mr. Denman with group family health insurance coverage for a period of two years. If his health permits and certain conditions are met, Mr. Denman may also have the opportunity to receive up to $105,000 for additional consulting services during this period. Also, in light of his disability, the Compensation Committee approved acceleration of vesting of 3,950 RSUs which would have vested on November 1, 2009 had Mr. Denman remained an employee as of such date. These RSUs vested and were paid to Mr. Denman on June 19, 2009. All remaining, unvested RSUs held by Mr. Denman were forfeited.
     Tax Considerations. Section 162(m) of the Internal Revenue Code of 1986 imposes an annual, individual limit of $1 million on the deductibility of the Company’s compensation payments to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Specified compensation is excluded for this purpose, including performance-based compensation, provided that certain conditions are satisfied. The Committee has attempted to preserve, where practicable, the deductibility of all compensation payments to the Company’s executive officers. However, the amount of taxable compensation recognized by Mr. Parod during the Company’s fiscal 2009 exceeded Section 162(m)’s $1 million threshold. As a result, the Company was unable to deduct $2.6 million of compensation expense in fiscal 2009. All of the non-deductible compensation expense related to gains realized by Mr. Parod on the exercise of non-qualified stock options awarded to him under his employment agreement which did not qualify as performance-based compensation for purposes of Section 162(m).

Executive Compensation
The following table sets forth information regarding all forms of compensation earned by the Company’s Named Executive Officers during the last three fiscal years. Other than Mr. Denman and Mr. Spears, each Named Executive Officer was employed by the Company during all of fiscal 2009. Mr. Denman left the Company in June 2009 and Mr. Spears joined the Company in June 2009.
SUMMARY COMPENSATION TABLE

							Non-Equity
				Stock		Option	Incentive Plan	All other
Name and Principal		Salary	Bonus	Awards		Awards	Compensation	Compensation		Total
Position	Year	($)	($)	($)		($)	($)(3)	($)		($)
Richard W. Parod	2009	474,359	—	490,765	(1)	—	108,971	14,925	(4)	1,089,020
President and Chief	2008	434,642	50,000	453,461	(1)	—	452,492	14,972		1,405,567
Executive Officer	2007	411,023	—	452,182	(1)	—	226,700	17,827		1,107,732
David B. Downing	2009	284,096	—	161,921	(1)	—	65,075	11,302	(5)	522,394
Chief Financial Officer	2008	272,692	—	157,740	(1)	—	186,270	10,258		626,960
and President — International	2007	253,692	—	157,269	(1)	—	84,000	11,554		506,515
Barry A. Ruffalo	2009	252,404	—	140,323	(1)	—	52,051	8,306	(6)	453,084
President — Irrigation	2008	238,462	—	157,740	(1)	—	185,026	37,225		618,453
	2007	103,500	—	47,093	(2)	—	31,400	122,077		304,070
Owen S. Denman	2009	182,587	—	147,221	(2)	—	—	73,320	(7)	403,128
President — Barrier	2008	228,100	—	157,740	(2)	—	141,133	4,246		531,219
Systems, Inc.	2007	216,740	—	157,083	(2)	—	53,650	3,265		430,738
Timothy J. Paymal	2009	175,000	—	58,845	(1)	—	23,508	5,194	(8)	262,547
Vice President and Chief Accounting Officer	2008	156,573	—	36,634	(2)	—	95,197	5,180		293,584
Thomas D. Spears President—Infrastructure	2009	49,327	15,000	97,550	(2)	—	—	—		161,877

(1)	These awards consist of both restricted stock units and performance stock units granted under the Company’s 2006 Long-Term Incentive Plan. The restricted stock units vest 33 1/3% per year over three years and the performance stock units cliff vest on November 1 following the end of their three-year performance period. The amount shown equals the grant date fair value of the Company’s common stock multiplied by the total number of restricted stock units and performance stock units awarded.

(2)	These awards consist entirely of restricted stock units granted under the Company’s 2006 Long-Term Incentive Plan. These restricted stock units vest 33 1/3% per year over three years on November 1 of each year following the date of grant. The amount shown equals the grant date fair value of the Company’s common stock multiplied by the actual number of restricted stock units awarded.

(3)	These amounts represent annual cash incentive awards received under the Company’s Management Incentive Plan for each fiscal year.

(4)	Consists of $5,005 in defined contributions and matching contributions to the Company’s defined contribution profit-sharing and 401(k) plan for fiscal year 2009, $1,670 in premiums for supplemental life insurance for fiscal 2009 and $8,250 representing the fair market value of the use of a Company vehicle.

(5)	Consists of $10,478 in defined contributions and matching contributions to the Company’s defined contribution profit-sharing and 401(k) plan for fiscal year 2009 and $824 in premiums for supplemental life insurance for fiscal 2009.

(6)	Consists of $8,061 in defined contributions and matching contributions to the Company’s defined contribution profit-sharing and 401(k) plan for fiscal year 2009 and $245 in premiums for supplemental life insurance for fiscal 2009.

(7)	Consists of $3,593 in defined contributions and matching contributions to the Company’s defined contribution profit-sharing and 401(k) plan for fiscal year 2009 and the following compensation that was paid to Mr. Denman in connection with his separation from the Company: $41,452 for short-term disability payments, $25,738 for final payout of Mr. Denman’s accrued personal time off, and $2,537 for payment of Mr. Denman’s health insurance premiums.

(8)	Consists of $5,194 in defined contributions and matching contributions to the Company’s defined contribution profit-sharing and 401(k) plan for fiscal year 2009.

     The following table sets forth information concerning each grant of an award made to the Company’s Named Executive Officers during the last completed fiscal year under the Company’s 2006 Long-Term Incentive Plan.
GRANTS OF PLAN-BASED AWARDS

														All Other
														Option
			Number										All other	Awards:
			of Non-										Stock	Number		Grant
			Equity	Estimated Future Payouts Under									Awards:	of	Exercise	date fair
			Incentive	Non-Equity Incentive Plan			Estimated Future Payouts Under						Number	Securities	or Base	value of
			Plan	Awards			Equity Incentive Plan Awards						of Shares	Under-	Price of	stock and
			Units	Thres-		Maxi-	Thres-				Maxi-		of Stock	lying	Option	option
		Approval	Granted	hold	Target	mum	hold		Target		mum		or Units	Options	Awards	awards
Name	Grant Date	Date	(#)	($)	($)	($)	(#)		(#)		(#)		(#)	(#)	($/Sh)	($)(4)
Richard W. Parod	11/3/2008	10/31/2008	—	—	—	—	7,400	(1)	11,384	(1)	19,353	(1)	—	—	—	$834,308
David B. Downing	11/3/2008	10/31/2008	—	—	—	—	2,447	(1)	3,756	(1)	6,374	(1)	—	—	—	$274,783
Barry A. Ruffalo	11/3/2008	10/31/2008	—	—	—	—	2,117	(1)	3,255	(1)	5,531	(1)	—	—	—	$238,441
Owen S. Denman	11/3/2008	10/31/2008	—	—	—	—	—		3,415	(2)	—		—	—	—	$147,221
Timothy J. Paymal	11/3/2008	10/31/2008	—	—	—	—	887	(1)	1,365	(1)	2,321	(1)	—	—	—	$100,058
Thomas D. Spears	6/29/2009	5/21/2009	—	—	—	—	—		3,058	(3)	—		—	—	—	$97,550

(1)	These awards consist of both restricted stock units and performance stock units granted in fiscal 2009 under the Company’s 2006 Long-Term Incentive Plan. These restricted stock units vest 33 1/3% per year over three years and the performance stock units cliff vest in fiscal 2012. The amounts shown equal the aggregate number of shares of common stock into which the restricted stock units may convert if Messrs. Parod, Downing, Ruffalo and Paymal maintain their employment with the Company for the entire vesting period and into which performance stock units will convert if certain threshold, target and maximum performance objectives are met.

(2)	These awards consist entirely of restricted stock units granted in fiscal 2009 under the Company’s 2006 Long-Term Incentive Plan. In June 2009, the Compensation Committee approved acceleration of vesting of 3,950 restricted stock units (1,138 relating to the grant made on November 3, 2008) which would have vested on November 1, 2009 had Mr. Denman remained an employee as of such date. These RSUs were paid to Mr. Denman on June 19, 2009 and all remaining RSUs were forfeited.

(3)	This award consists entirely of restricted stock units granted in fiscal 2009 under the Company’s 2006 Long-Term Incentive Plan. These restricted stock units vest 33 1/3% per year over three years on November 1 of each year following the date of grant. The amounts shown equal the number of shares of common stock into which the restricted stock units may convert if Mr. Spears maintains his employment with the Company for the entire vesting period.

(4)	Amounts are computed in accordance with SFAS 123R assuming a payout at “Maximum” for equity incentive plan awards.

     The following table sets forth information concerning unexercised options, stock that has not vested and equity incentive plan awards for each of the Company’s Named Executive Officers that were outstanding as of the end of the last completed fiscal year.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

						Stock Awards
									Equity
	Option Awards							Equity	Incentive
			Equity					Incentive	Plan Awards:
			Incentive Plan					Plan Awards:	Market or
			Awards:					Number of	Payout Value
	Number of	Number of	Number of				Market Value	Unearned	of Unearned
	Securities	Securities	Securities			Number of	of Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Shares or	Units of Stock	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Units of Stock	That Have	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	That Have	Not Been	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Not Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Richard W. Parod	65,000	—	—	14.00	3/8/2010	—	—	6,684 (1)	277,453
	45,000	—		21.52	4/24/2013			27,660 (2)	1,148,167
	45,000	—		25.77	4/22/2014
	18,000	4,500		24.29	8/15/2015
	13,500	9,000		19.33	11/8/2015
David B. Downing	7,500	—	—	24.70	8/30/2014	—	—	2,275 (1)	94,435
	12,000	3,000		24.29	8/15/2015			9,467 (2)	392,975
	2,250	1,500		19.33	11/8/2015
Barry A. Ruffalo	—	—	—	—	—	—	—	2,156 (1)	89,496
								4,612 (2)	191,444
Owen S. Denman	—	—	—	—	—	—	—	—	—
Timothy J. Paymal	2,400	600	—	24.29	8/15/2015	—	—	1,317 (1)	54,669
								956 (2)	39,684
Thomas D. Spears	—	—	—	—	—	—	—	3,058 (1)	126,938

(1)	These awards consist of restricted stock units granted under the Company’s 2006 Long-Term Incentive Plan. These restricted stock units vest 33 1/3% per year, ratably vesting on each November 1 following the end of the fiscal year of their respective grant date.

(2)	These awards consist of performance stock units granted under the Company’s 2006 Long-Term Incentive Plan. These performance stock units cliff vest on November 1 following the end of their respective three-year performance period. Each performance stock unit converts into one share of common stock if target levels of performance are achieved, but may ultimately convert into a larger or smaller amount of stock depending upon actual performance achieved over the relevant three-year performance period.

     The following table sets forth information concerning exercised options and vesting of stock awards for each of the Company’s Named Executive Officers as of the end of the last completed fiscal year.
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares		Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting		Vesting
Name	(#)	($)	(#)		($)
Richard W. Parod	80,000	$2,739,414	5,037	(1)	239,660
David B. Downing	—	—	1,259	(1)	59,903
Barry A. Ruffalo	—	—	844	(1)	40,158
Owen S. Denman	—	—	7,762	(2)	304,260
Timothy J. Paymal	—	—	1,017	(1)	48,389
Thomas A. Spears	—	—	—		—

(1)	These awards consist of the portion of restricted stock units granted during fiscal 2006, 2007 and 2008 that vested and converted into shares of common stock during fiscal 2009. The value realized upon vesting was calculated by multiplying the number of vesting restricted stock units by the $47.58 closing price of the Company’s common stock on October 31, 2008 since the November 1, 2008 vesting date fell on an off-market day.

(2)	In June 2009, the Compensation Committee approved acceleration of vesting of 3,950 restricted stock units which would have vested on November 1, 2009 had Mr. Denman remained an employee as of such date. These RSUs were paid to Mr. Denman on June 19, 2009. The value realized upon vesting of these units was calculated by multiplying the number of vesting restricted stock units by the $31.11 closing price of the Company’s stock on June 19, 2009. The remaining 3,812 of the awards reported in this table consist of the portion of restricted stock units granted during fiscal 2006, 2007 and 2008 that vested and converted into shares of common stock during fiscal 2009. The value realized upon vesting was calculated by multiplying the number of vesting restricted stock units by the $47.58 closing price of the Company’s common stock on October 31, 2008 since the November 1, 2008 vesting date fell on an off-market day.
Pension Benefits
     The Company does not provide for any defined benefit and actuarial pension plans for its Named Executive Officers. Accordingly no tabular disclosure is being provided under this heading.
Nonqualified Deferred Compensation
     The Company does not provide for any deferred compensation arrangements for its Named Executive Officers. Accordingly no tabular disclosure is being provided under this heading.
Report of the Compensation Committee
On Executive Compensation
     The Company’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
William F. Welsh II, Chairman
Michael N. Christodolou
J. David McIntosh
Michael D. Walter

Compensation of Directors
     Directors who are not employees of the Company receive annual retainers of $25,000, plus $1,400 per day for attending meetings (including teleconference meetings of four hours or more) of the Board of Directors and $800 per day for other teleconference meetings of the Board of Directors of less than four hours or for attending any separate meetings of committees of the Board of Directors.
     In addition, the Chairman of the Board of Directors receives $16,000 per year for serving in that capacity, the Chairman of the Audit Committee receives $8,000 per year for serving as such Chairman, and the Chairman of the Compensation Committee receives $6,000 per year for serving as such Chairman. Directors are reimbursed for expenses they incur in attending meetings and are reimbursed for attending continuing education programs up to $1,000 per year or as otherwise approved by the Chairman of the Board of Directors.
     Additionally, each non-employee director receives an annual grant of restricted stock units with an award value of $35,000 with the award being made on the date of the Annual Meeting. The number of restricted stock units to be awarded is based on the closing price of the Company’s common stock on the grant date, and the restricted stock units are payable in shares of common stock under the 2006 Long-Term Incentive Plan (“2006 Plan”). Accordingly on January 26, 2009, each of Messrs. Buffett, Christodolou, Jagodinski, McIntosh, Nahl, Walter and Welsh received an award of 1,124 restricted stock units. The restricted stock units vested on November 1, 2009.
     New directors who are not employees of the Company receive a one-time grant of restricted stock units with an award value of $35,000 with the grant being made on the date of their first regular Board meeting as a director. The number of units awarded will equal $35,000 divided by the closing stock price on the date of grant. These restricted stock units vest ratably (one-third each year) on November 1 of each of the three years following the date of grant. Accordingly on January 26, 2009, Mr. Walter received an additional award of 1,124 restricted stock units. These restricted stock units vest ratably (one-third each year) on each of November 1, 2009, 2010 and 2011.
     The following table sets forth the compensation paid to the Company’s directors in fiscal 2009. Mr. Parod also serves as a director, but his compensation is discussed within the various tables included within the Compensation Discussion and Analysis contained within this Proxy Statement.
DIRECTOR COMPENSATION

						Change in
						Pension Value
						and
						Nonqualified
	Fees Earned				Non-Equity	Deferred
	or Paid in			Option	Incentive Plan	Compensation	All Other
	Cash	Stock Awards		Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)		($)	($)	($)	($)	($)
Howard G. Buffett	36,000	35,000	(1)	—	—	—	—	71,000
Michael N. Christodolou	63,200	35,000	(1)	—	—	—	—	98,200
W. Thomas Jagodinski	48,667	35,000	(1)	—	—	—	—	83,667
J. David McIntosh	43,200	35,000	(1)	—	—	—	—	78,200
Michael C. Nahl	48,933	35,000	(1)	—	—	—	—	83,933
Michael D. Walter	27,583	70,000	(2)	—	—	—	—	97,583
William F. Welsh II	53,200	35,000	(1)	—	—	—	—	88,200

(1)	These awards consist of restricted stock units granted in fiscal 2009 under the Company’s 2006 Plan. These restricted stock units vested on November 1, 2009.

(2)	This amount consists of two awards of restricted stock units granted in fiscal 2009 under the Company’s 2006 Plan. One-half of the restricted stock units vest ratably (one-third each year) on each of November 1, 2009, 2010 and 2011 and the remainder vested on November 1, 2009.

Compensation Committee Interlocks
and Insider Participation
     During fiscal 2009, there were no compensation committee interlocks and no insider participation in compensation decisions that were required to be reported under the rules and regulations of the Securities Exchange Act of 1934, as amended.
Report of the Audit Committee
     The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
     The Audit Committee is comprised of W. Thomas Jagodinski (as Chairman), Michael N. Christodolou, Michael C. Nahl, Michael D. Walter and William F. Welsh II, each of whom is an independent director of the Company under the rules adopted by Securities and Exchange Commission and the New York Stock Exchange.
     The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of internal controls and processes for that purpose. KPMG LLP (“KPMG”) acts as the Company’s independent auditors and they are responsible for conducting an independent audit of the Company’s annual financial statements and effectiveness of internal control over financial reporting in accordance with generally accepted auditing standards and issuing reports on the results of their audits. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.
     The Audit Committee has reviewed and discussed the audited financial statements for the year ended August 31, 2009 with management of the Company and with representatives of KPMG. Our discussions with KPMG also included the matters required by Statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
     In addition, the Audit Committee reviewed the independence of KPMG. We have discussed KPMG’s independence with them and have received written disclosures and a letter from KPMG regarding their independence as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.
     Based on the reviews and discussions described above, the Audit Committee has recommended to the full Board of Directors that the audited financial statements of the Company for the year ended August 31, 2009 be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.
W. Thomas Jagodinski, Chairman
Michael N. Christodolou
Michael C. Nahl
Michael D. Walter
William F. Welsh II

PROPOSAL 2
APPROVAL OF 2010 LONG-TERM INCENTIVE PLAN
General Information
     Upon recommendation of the Compensation Committee, the Board of Directors adopted the Lindsay Corporation 2010 Long-Term Incentive Plan (the “2010 Plan”) on December 3, 2009, subject to approval by the stockholders of the Company. The Board of Directors believes that the 2010 Plan will advance the long-term success of the Company by encouraging stock ownership among key employees and members of the Board who are not employees (“Non-employee Directors”). The 2010 Plan is also intended to provide compensation that will be tax deductible by the Company without regard to the limitations of Section 162(m) of the Internal Revenue Code (the “Code”). The Compensation Committee (referred to as the “Committee” in this proposal) retained Mercer (US), Inc. (“Mercer”) to assist it in the development of the 2010 Plan.
     Long-term incentives are a key component of the Company’s compensation philosophy, as discussed further under “Compensation Discussion and Analysis” found earlier in this Proxy Statement. The Committee believes that equity-based compensation authorized under the 2010 Plan will continue to facilitate alignment of the interests of the Company’s executives, key employees and directors with those of its stockholders by linking compensation to stock price performance. The 2010 Plan will also allow the Committee to continue its strategy of rewarding achievement of long-term strategic objectives by tying award payouts to key performance measures that are expected to drive the longer-term success of the Company. The Committee has conducted a review of its long-term incentive strategy with the assistance of Mercer to evaluate alignment of the strategy with current business needs and market trends. As a result of this review, the Committee determined that the current executive long-term incentive strategy used by the Committee is appropriate and reflects the Committee’s strong focus on performance. In recent years, the Committee has granted 70% of target value in the form of performance stock units (PSUs) and 30% of the target value in the form of restricted stock units (RSUs) to its executives. The Committee expects to continue its strategy of delivering a majority of the target award value for its executives in the form of PSUs which vest based on meeting specific long-term performance targets. Because goals set at the maximum level are intended to be stretch goals, if the maximum level of performance is reached on the performance measures, PSU awards pay out at 200% of the target number of units. Both PSUs and RSUs granted to executives and key employees normally have 3-year vesting periods.
     If approved by stockholders at the Annual Meeting, the 2010 Plan will become effective on the date of the Annual Meeting and will replace the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”). In that case, no further grants will be made under the 2006 Plan after the date of the Annual Meeting; provided that the annual grant of RSUs to Non-employee Directors scheduled to be made on the date of the Annual Meeting will be made under the 2006 Plan, and all outstanding awards under the 2006 Plan on the effective date of the 2010 Plan will be satisfied from the shares which are available and have been reserved under the 2006 Plan. If the 2010 Plan is not approved by stockholders, the Company will continue to make grants under the 2006 Plan in accordance with the terms of that plan. As of December 3, 2009, only 49,617 shares of common stock were not reserved and remained available for grant under the 2006 Plan. The 2010 Plan authorizes the issuance of up to 400,000 shares of common stock. In addition, up to 35,000 shares that have not been reserved and remain available for grant under the 2006 Plan at the close of business on the effective date of the 2010 Plan, together with any shares subject to awards under the 2006 Plan or the Company’s 2001 Long-Term Incentive Plan (the “2001 Plan”) that expire, are forfeited or become unexercisable without having been exercised or paid in full, will also be authorized for issuance under the 2010 Plan.
     Assuming the 2010 Plan is approved, total potential dilution (which includes current dilution from outstanding awards plus shares available for grant under the 2010 Plan) is projected to be less than 8% of common shares outstanding, which is in line with practices for similarly-sized industrial companies. The Company expects the shares available for grant under the 2010 Plan to cover awards for two to three years. The request is larger than the number of shares Lindsay has granted annually over the past two years because the Company expects growth, both organically and through acquisitions, over the next three years and expects that there will be additional executives and key employees participating in the program. Because of the high proportion of the target award value delivered through PSUs to executives, the Company needs to ensure it has sufficient shares available to cover PSU awards which have a maximum payout of 200% of target.

     Approval of the 2010 Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will have the same effect as a vote against approval of the 2010 Plan. Broker nonvotes will not be considered shares entitled to vote with respect to approval of the 2010 Plan and will not be counted as votes for or against the approval of the 2010 Plan. THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2010 LONG-TERM INCENTIVE PLAN.
Summary of 2010 Plan
     The following is a summary of the terms of the 2010 Plan. This summary is not a complete description of all provisions of the 2010 Plan, and is subject to the actual terms of the 2010 Plan. A copy of the 2010 Plan is attached hereto as Exhibit A to this Proxy Statement.
     Administration. The 2010 Plan will be administered by the Committee. The 2010 Plan provides the Committee with the flexibility to design compensatory awards that are responsive to the Company’s needs. Subject to the terms of the 2010 Plan, the Committee has the discretion to determine the terms of each award, including which award, if any, may be subject to vesting upon a “change in control” of the Company, as such term is defined in the 2010 Plan. In general, all awards under the 2010 Plan to Company employees will be made by the Committee. However, the Committee may delegate to one or more officers of the Company the authority to grant awards to participants who are not directors or executive officers of the Company. The Committee must fix the total number of shares or performance units that may be subject to grants made under this delegation. Awards under the 2010 Plan made to Non-employee Directors will be approved by the Board upon recommendation by the Committee.
     Awards and Eligibility. Awards under the 2010 Plan may be in the form of stock options; stock appreciation rights; restricted shares; deferred shares (restricted stock units); performance shares or performance units. Awards of stock appreciation rights, deferred shares (restricted stock units), and performance shares may also provide for payments of dividend equivalents in cash or additional shares on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company. However, the Company has not previously granted, and does not presently intend to grant, dividend equivalents on any awards with respect to regular quarterly dividends paid by the Company. The Company has previously granted, and intends to grant in the future, special cash dividend equivalents which will be payable on deferred shares (restricted stock units) if the Company ever pays a special dividend (other than regular quarterly dividends).
     All employees of the Company and its subsidiaries and the Non-employee Directors are eligible to receive awards under the 2010 Plan. Based on its historic compensation practices and anticipated growth, the Company expects that a range of 70 to 90 employees and all seven Non-employee Directors will annually receive awards under the 2010 Plan. The benefits or amounts that may be received by or allocated to participants under the 2010 Plan will be determined at the discretion of the Committee and are not presently determinable.
     Shares Available for Issuance. The maximum number of shares as to which stock awards may be granted under the 2010 Plan is 400,000 shares. In addition, up to 35,000 shares that have not been reserved and remain available for grant under the 2006 Plan at the close of business on the effective date of the 2010 Plan will be available for issuance under the 2010 Plan. This reserved share amount is subject to adjustments by the Committee as provided in the 2010 Plan for stock splits, stock dividends, recapitalizations, acquisitions and other similar transactions or events. Shares of common stock issued under the 2010 Plan may be shares of original issuance, shares held in Treasury or shares that have been reacquired by the Company. Shares returned to the Company upon exercise of an option or retained by the Company for tax withholding will be considered issued under the 2010 Plan and will not be available for future issuance under the 2010 Plan. Any shares that are delivered by the Company, and any awards that are granted by, or become obligations of, the Company through the assumption by the Company of outstanding awards previously granted by an acquired company, will not be counted against the shares available for granting awards under the 2010 Plan.
     Expired, Forfeited or Unexercised Awards. If any award granted under the 2010 Plan expires, is forfeited or becomes unexercisable without having been exercised or paid in full, the shares subject thereto will be available for future awards under the 2010 Plan. Likewise, if any award that was outstanding on the record date under the 2006 Plan or the 2001 Plan expires unexercised, is forfeited or becomes unexercisable for any reason without having been exercised or paid in full, the shares subject thereto shall be available for award under the 2010 Plan. An award of performance shares (including PSUs) will be treated as not having been paid in full whenever less than the target number of performance shares is issued in satisfaction of such award and the difference will be added to the number of shares available for future awards under the 2010 Plan.
     Limitations on Grants. No participant may receive awards during any rolling 36-month period representing more than 350,000 shares of common stock or more than 5,000,000 performance units. In no event will the number of shares of common stock issued under the 2010 Plan upon the exercise of incentive stock options exceed 400,000 shares. These limits are subject to adjustments by the Committee as provided in the 2010 Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events.
     Termination. The 2010 Plan will terminate on the tenth anniversary of the date it is approved by stockholders, and no award will be granted under the plan after that date.
     Plan Amendment. The 2010 Plan may be amended by the Board of Directors, but without further approval by the stockholders of the Company no such amendment may increase the limitations set forth in the 2010 Plan on the number of shares that may be issued under the 2010 Plan or any of the limitations on awards to individual participants. The Board may condition any amendment on the approval of the stockholders if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of the New York Stock Exchange or other national securities exchange or other applicable laws, policies or regulations.
Types of Awards Allowed Under the 2010 Plan
     Options. Stock options entitle the optionee to purchase shares of common stock at a price equal to or greater than the fair market value on the date of grant, except as provided in the 2010 Plan. Options may be either incentive stock options or nonqualified stock options, provided that only employees may be granted incentive stock options. The option may specify that the option price is payable (i) in cash, (ii) by the transfer to the Company of unrestricted stock, (iii) with any other legal consideration the Committee may deem appropriate or (iv) any combination of the foregoing. No stock option may be exercised more than 10 years from the date of grant. Each grant may specify a period of continuous employment or service with the Company or any subsidiary that is necessary before the stock option or any portion thereof will become exercisable and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event. The 2010 Plan prohibits option repricing as well as exchange of underwater options for cash or other awards without stockholder approval.
     Stock Appreciation Rights. Stock appreciation rights represent the right to receive an amount, determined by the Committee and expressed as a percentage not exceeding 100%, of the difference between the “base price” established for such rights and the fair market value of the Company’s common stock on the date the rights are exercised. The base price must not be less than the fair market value of the common stock on the date the right is granted, except as provided in the 2010 Plan. The grant may specify that the amount payable upon exercise of the stock appreciation right may be paid by the Company (i) in cash, (ii) in shares of the Company’s common stock or (iii) any combination of the foregoing. Any grant may specify a waiting period or periods before the stock appreciation rights may become exercisable and permissible dates or periods on or during which the stock appreciation rights shall be exercisable, and may specify that the stock appreciation rights may be exercised only in the event of a change in control of the Company or similar event. The Committee may grant “tandem” stock appreciation rights in connection with an option or “free-standing” stock appreciation rights unrelated to an option. No stock appreciation right may be exercised more than ten years from the grant date, and each grant of a free-standing stock appreciation right must specify the period of continuous employment or service that is necessary before the free-standing stock appreciation right or installments thereof may be exercisable. A tandem stock appreciation right may be exercised only upon surrender of the related option, which must be exercisable and in-the-money, for cancellation.
     Restricted Shares. An award of restricted shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of common stock in return for the performance of services. The transfer may be made without additional consideration from the participant. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, subject to the discretion of the Committee. Restricted shares must be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the grant date, and any grant may provide for the earlier termination of such risk of forfeiture in the event of a change in control of the Company or similar event. The Committee may specify performance objectives that must be achieved for the restrictions to lapse.

     Deferred Shares (Restricted Stock Units). An award of deferred shares (restricted stock units) granted under the 2010 Plan represents the right to receive a specific number of shares at the end of a specified deferral period. Any grant of deferred shares (restricted stock units) may be further conditioned upon the attainment of performance objectives. The grant may provide for the early termination of the deferral period in the event of a change in control of the Company or similar event. During the deferral period, the participant is not entitled to vote or receive dividends on the shares subject to the award, but the Committee may provide for the payment of dividend equivalents on a current or deferred basis. The grant of deferred shares (restricted stock units) may be made without any consideration from the participant other than the performance of future services.
     Performance Shares and Units. A performance share is a bookkeeping entry that records the equivalent of one share of common stock, and a performance unit is a bookkeeping entry that records the equivalent of $1.00. Each grant will specify one or more performance objectives to be met within a specified period (the “performance period”), which may be subject to earlier termination in the event of a change in control of the Company or a similar event. If by the end of the performance period the participant has achieved the specified performance objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not achieved the level of acceptable achievement, the participant may be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner specified in the grant or determined by the Committee in cash, shares of the Company’s common stock or any combination thereof.
     Performance Objectives. The 2010 Plan provides that grants of performance shares, performance units or, when determined by the Committee, options, deferred shares, restricted stock or other stock-based awards may be made based upon “performance objectives.” Performance objectives applicable to awards that are intended to be exempt from the limitations of Code Section 162(m) are limited to specified levels of or increases in the Company’s or subsidiary’s return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest, taxes, depreciation and/or amortization, sales, sales growth, gross margin, return on investment, increase in the fair market value of the Company’s common stock, share price (including but not limited to, growth measures and total stockholder return), operating income or profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic or incremental value added, economic profit, balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, working capital measurements (such as average working capital divided by sales), customer or dealer satisfaction surveys and productivity. Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or the subsidiary, division, department or function within the Company or subsidiary in which the participant is employed. Performance criteria may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any performance objectives may provide for adjustments to exclude the impact of any significant acquisitions or dispositions of businesses by the Company, one-time non-operating charges, or accounting changes (including the early adoption of any accounting change mandated by any governing body, organization or authority). Except in the case of an award intended to be exempt from the limitations of Code Section 162(m), if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. In the case of awards intended to be exempt from the limitations of Code Section 162(m), any such modifications may not increase the amount payable under such award.
     Transferability of Awards. Except as provided below, no award under the 2010 Plan may be transferred by a participant other than upon death by will or the laws of descent and distribution or designation of a beneficiary in a form acceptable to the Committee, and stock options and stock appreciation rights may be exercised during the participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, the guardian or legal representative acting on behalf of the participant. The Committee may expressly provide in an award agreement (other than an incentive stock option) that the participant may transfer the award to a spouse or lineal descendant, a trust for the exclusive benefit of such family members, a partnership or other entity in which all the beneficial owners are such family members, or any other entity affiliated with the participant that the Committee may approve. Additionally, any award made under the 2010 Plan may be transferred as necessary to fulfill any domestic relations order as defined in Code Section 414(p)(1)(B).
Section 162(m) Exemption
     Code Section 162(m) prevents a publicly held corporation from claiming income tax deductions for compensation in excess of $1,000,000 paid to certain senior executives. Compensation is exempt from this limitation if it is “qualified performance-based compensation.” Stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted stock, deferred shares and performance shares, that are granted pursuant to pre-established objective performance formulas, may also qualify as performance-based compensation, so long as certain requirements are met, including the prior approval by stockholders of the material terms of the 2010 Plan. By approving the 2010 Plan, the stockholders will be approving, among other things, (i) the eligibility requirements for participation in the 2010 Plan; (ii) the performance objectives upon which the grant or vesting of awards may be based; and (iii) the maximum amount of compensation, payable in shares of common stock or cash, that may be granted to an eligible participant in any rolling 36-month period.
Tax Consequences
     The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2010 Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.
     In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).
     An optionee generally will not recognize income upon the grant or exercise of an incentive stock option. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
     Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option. In addition, if an optionee is subject to federal “alternative minimum tax,” the exercise of an incentive stock option will be treated essentially the same as a nonqualified stock option for purposes of the alternative minimum tax.
     A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the restricted stock will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted stock (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.
     A recipient of deferred shares (restricted stock units) generally will not recognize income until shares are transferred to the recipient at the end of the deferral period and are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Code Section 83. At that time, the participant will recognize ordinary income equal to the fair market value of the shares, reduced by any amount paid by the recipient.
     A participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment, with respect to performance shares or performance units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted stock received.
     To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under Code Section 162(m).
Equity Compensation Plan Information
     The following equity compensation plan information summarizes plans and securities approved and not approved by security holders as of August 31, 2009:

	(a)	(b)	(c)
	Number of securities	Weighted-average	Number of securities remaining
	to be issued upon	exercise price of	available for future issuance
	exercise of	outstanding	under equity compensation
	outstanding options,	options, warrants,	plans (excluding securities
Plan category	warrants, and rights	and rights	reflected in column (a))

Equity compensation plans approved by security holders (1) (2)	439,557	$23.21	271,315
Equity compensation plans not approved by security holders (3)	65,000	$14.00	—

Total	504,557	$21.60	271,315

(1)	Plans approved by stockholders include the Company’s 2001 and 2006 Long-Term Incentive Plans. While certain options and rights remain outstanding under the Company’s 2001 Long-Term Incentive Plan, no future equity compensation awards may be granted under this plan.

(2)	Column (a) includes (i) 63,828 shares that could be issued under PSUs outstanding at August 31, 2009, and (ii) 70,630 shares that could be issued under RSUs outstanding at August 31, 2009. The PSUs are earned and common stock issued if certain predetermined performance criteria are met. Actual shares issued may be equal to, less than or greater than (but not more than 200% of) the number of outstanding PSUs included in column (a), depending on actual performance. The RSUs vest and are payable in common stock after expiration of the time periods set forth in the related agreements. Column (b) does not take these PSU and RSU awards into account because they do not have an exercise price.

(3)	Consists of options issued to Richard W. Parod pursuant to his employment agreement, which was not approved by stockholders.
     As of December 3, 2009, there were 49,617 shares available for grant under the 2006 Plan and 525,562 shares underlying outstanding awards under all plans (of which 367,699 are stock options, 66,610 are RSUs and 91,253 are PSUs). As of December 3, 2009, the weighted average exercise price of outstanding stock options was $21.60 and the weighted average term was 3.9 years. If the 2010 Plan is approved by stockholders, no further grants will be made under the 2006 Plan, provided that the annual grant of RSUs to Non-employee Directors will be made under the 2006 Plan on the effective date of the 2010 Plan, and all outstanding awards under the 2006 Plan on the effective date of the 2010 Plan will be satisfied from the shares which are available and have been reserved under the 2006 Plan. Up to 35,000 shares that have not been reserved and remain available for grant under the 2006 Plan at the close of business on the effective date of the 2010 Plan will be available for issuance under the 2010 Plan.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
     KPMG LLP, the Company’s independent auditor since 2001, has been appointed by the Audit Committee as the independent auditor for the Company and its subsidiaries for the fiscal year ending August 31, 2010. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of the independent auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will have the same effect as a vote against ratification. Broker nonvotes will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification.
     If stockholders fail to ratify the appointment of KPMG LLP as our independent registered public accounting firm, the Audit Committee will reconsider whether to retain KPMG LLP, but may ultimately decide to retain them. Any decision to retain KPMG LLP or another independent registered public accounting firm will be made by the Audit Committee and will not be resubmitted to stockholders. In addition, even if stockholders ratify the appointment of KPMG LLP, the Audit Committee retains the right to appoint a different independent registered public accounting firm for fiscal 2010 if it determines that it would be in the Company’s best interests.
     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING AUGUST 31, 2010.
     Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.
Accounting Fees and Services
     The following table sets forth the aggregate fees for professional services rendered by KPMG for each of the last two fiscal years:

Category of Fee	Fiscal 2009	Fiscal 2008

Audit Fees (1)	$887,785	$965,405
Audit-Related Fees (2)	$21,775	$27,001
Tax Fees (3)	$82,125	$88,750
All Other Fees (4)	$12,868	$4,700

(1)	Audit fees consist of the audit of the Company’s 2009 and 2008 annual financial statements and review of the Company’s quarterly financial statements during 2009 and 2008.

(2)	Audit-related fees were for audits of the Company’s employee benefit plans.

(3)	Tax fees were for tax compliance.

(4)	All other fees were for corporate compliance at an international subsidiary location.
     As provided in its Charter, the Audit Committee must pre-approve all services provided to the Company by its independent auditors. The Audit Committee approved all services provided by KPMG LLP to the Company in fiscal 2009 and determined that the services listed above did not adversely affect KPMG LLP’s independence in providing audit services.

SUBMISSION OF STOCKHOLDER PROPOSALS
     Stockholder proposals submitted for presentation at the Annual Meeting must be received by the Secretary of the Company at its home office no later than December 28, 2009. Stockholder proposals submitted for presentation at the Annual Meeting received after that date will be considered untimely. Such proposals must set forth (i) a brief description of the business desired to be brought before the Annual Meeting and the reason for conducting such business at the Annual Meeting, (ii) the name and address of the stockholder proposing such business, (iii) the number of shares of the Company’s common stock beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Nominations for directors may be submitted by stockholders by delivery of such nominations in writing to the Secretary of the Company by December 28, 2009. Only stockholders of record as of December 3, 2009 are entitled to bring business before the Annual Meeting or make nominations for directors.
     In order to be included in the Company’s Proxy Statement and form of proxy relating to its next Annual Meeting, stockholder proposals must be submitted by August 31, 2010 to the Secretary of the Company at its principal executive offices. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.
OTHER MATTERS
     Management does not intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than management, intend to present at the Annual Meeting. The proxy for the Annual Meeting confers discretionary authority on the Board of Directors to vote on any matter properly presented for consideration at the Annual Meeting if the Company did not receive written notice of the matter on or before November 9, 2009.
     The Company will bear the cost of soliciting proxies. The Company has engaged D.F. King & Co., Inc. as its proxy solicitor for the Annual Meeting at an estimated cost of $15,000 plus disbursements. Proxies may also be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. In addition, the Company will supply banks, brokers, dealers and other custodians, nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of the Company’s common stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.
     Stockholders and other interested parties may communicate with the Chairman of the Board of Directors, the Chairman of the Audit, Compensation or Corporate Governance and Nominating Committee, or any individual director by sending a letter to the attention of the appropriate person (which may be marked as confidential) addressed to the Secretary of the Company. All communications received by the Secretary will be forwarded to the appropriate Board member. In addition, it is the policy of the Board of Directors that the Company’s directors shall attend, and will generally be available to discuss stockholder concerns at, the Annual Meeting of Stockholders, whenever possible. All Board members attended last year’s Annual Meeting.
     The Company’s Annual Report, including the Form 10-K and financial statements filed by the Company with the Securities and Exchange Commission, is being made available, together with this Proxy Statement, to all stockholders entitled to vote at the Annual Meeting. However, the Annual Report is not to be considered part of this proxy solicitation material.

By Order of the Board of Directors
/s/ Eric R. Arneson
Eric R. Arneson, Secretary
Omaha, Nebraska December 21, 2009

EXHIBIT A
LINDSAY CORPORATION
2010 LONG-TERM INCENTIVE PLAN
(Effective January 25, 2010)
     1. Purpose. The purpose of the Lindsay Corporation 2010 Long-Term Incentive Plan (the “Plan”) is to attract and retain employees and directors for Lindsay Corporation and its subsidiaries and to provide such persons with incentives and rewards for superior performance.
     2. Definitions. As used in this Plan, the following terms shall be defined as set forth below:
     2.1 “Award” means any Options, Stock Appreciation Rights, Restricted Shares, Deferred Shares (Restricted Stock Units), Performance Shares or Performance Units granted under the Plan.
     2.2 “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant.
     2.3 “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right.
     2.4 “Board” means the Board of Directors of the Company.
     2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     2.6 “Committee” means the committee of the Board described in Section 4.
     2.7 “Company” means Lindsay Corporation, a Delaware corporation, or any successor corporation.
     2.8 “Deferral Period” means the period of time during which Deferred Shares (Restricted Stock Units) are subject to deferral limitations under Section 8.
     2.9 “Deferred Shares” or “Restricted Stock Units” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified Deferral Period.
     2.10 “Employee” means any person, including an officer, employed by the Company or a Subsidiary.
     2.11 “Fair Market Value” means the fair market value of the Shares as determined by the Committee from time to time. Unless otherwise determined by the Committee, the fair market value shall be the closing price for the Shares reported on a consolidated basis on the New York Stock Exchange on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.
     2.12 “Freestanding Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is not granted in tandem with an Option or similar right.

     2.13 “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.
     2.14 “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.
     2.15 “Nonemployee Director” means a member of the Board who is not an Employee.
     2.16 “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.
     2.17 “Option” means any option to purchase Shares granted under Section 5.
     2.18 “Optionee” means the person so designated in an agreement evidencing an outstanding Option.
     2.19 “Option Price” means the purchase price payable upon the exercise of an Option.
     2.20 “Participant” means an Employee or Nonemployee Director who is selected by the Committee to receive benefits under this Plan, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.
     2.21 “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance—Based Award shall be limited to specified levels of or increases in the Company’s or Subsidiary’s return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest, taxes, depreciation and/or amortization, sales, sales growth, gross margin, return on investment, increase in the fair market value of the Shares, share price (including but not limited to, growth measures and total stockholder return), operating income or profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to shareholders, market share, earnings measures/ratios, economic or incremental value added, economic profit, balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, working capital measurements (such as average working capital divided by sales), customer or dealer satisfaction surveys and productivity. Any Performance Objectives may provide for adjustments to exclude the impact of any significant acquisitions or dispositions of businesses by the Company, one-time non-operating charges, or accounting changes (including the early adoption of any accounting change mandated by any governing body, organization or authority). Except in the case of a Qualified Performance—Based Award, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. In the case of a Qualified Performance-Based Award, any such modifications may not increase the amount payable under such Award.
     2.22 “Performance Period” means a period of time established under Section 9 within which the Performance Objectives relating to Performance Shares, Performance Units, Deferred Shares (Restricted Stock Units) or Restricted Shares are to be achieved.

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     2.23 “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9.
     2.24 “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9.
     2.25 “Predecessor Plan” means the Lindsay Manufacturing Co. 2006 Long-Term Incentive Plan.
     2.26 “Qualified Performance—Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance—based compensation” under Code Section 162(m). The Committee shall designate any Qualified Performance—Based Award as such at the time of grant.
     2.27 “Restricted Shares” means Shares granted under Section 7 subject to a substantial risk of forfeiture.
     2.28 “Shares” means shares of the Common Stock of the Company, $1.00 par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 11.
     2.29 “Spread” means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.
     2.30 “Stock Appreciation Right” means a right granted under Section 6, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.
     2.31 “Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest, provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation (within the meaning of the Code) in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.
     2.32 “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is granted in tandem with an Option or any similar right granted under any other plan of the Company.
     3. Shares Available Under the Plan.
     3.1 Reserved Shares. Subject to adjustments as provided in Sections 3.2, 3.5 and 11, the maximum number of Shares that may be (i) issued or transferred upon the exercise of Options or Stock Appreciation Rights, (ii) awarded as Restricted Shares and released from substantial risk of forfeiture, (iii) issued or transferred in payment of Deferred Shares (Restricted Stock Units) or Performance Shares, or (iv) issued or transferred in payment of dividend equivalents paid with respect to Awards, shall not in the aggregate exceed 400,000 Shares, provided that, in addition, the Shares which remain available for Awards under the Predecessor Plan on the effective date of this Plan (but not to exceed 35,000 Shares) shall also be available for Awards under this Plan. Such Shares may be Shares of original issuance, Shares held in Treasury, or Shares that have been reacquired by the Company.

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     3.2 Accounting for Shares. For purposes of Section 3.1, the following rules will apply for counting Shares issued or transferred under the Plan:
     (a) If an Award (other than a Dividend Equivalent) is denominated and payable in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.
     (b) With respect to Performance Shares (including Awards described as performance stock units) which are payable in Shares, the target number of Performance Shares shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. If more than the target number of Performance Shares is issued in satisfaction of such Award, the difference will be added to the number of Shares counted against the aggregate number of Shares available for granting Awards under the Plan at the time when the Award is settled in Shares. If less than the target number of Performance Shares is issued in satisfaction of such Award, the difference will be added back to the number of Shares available for granting Awards under the Plan at the time when the Award is settled in Shares.
     (c) Dividend Equivalents denominated in Shares and Awards not denominated, but potentially payable, in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Dividend Equivalents and such Awards are settled in Shares; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may only be counted once against the aggregate number of Shares available, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting.
     (d) Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the Shares available for granting Awards under this Plan.
     (e) Notwithstanding anything herein to the contrary, any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan.
     (f) Shares subject to an Award under the Plan will be treated as having been issued and transferred and may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to an Option or a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Option or Stock Appreciation Right, (ii) Shares delivered to the Company to pay the Option Price upon exercise of an Option, (iii) Shares delivered to or withheld by the Company to satisfy withholding taxes, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise.
     3.3 ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 400,000 Shares, subject to adjustment as provided in Section 11.
     3.4 Maximum Awards. No Participant may receive Awards representing more than 350,000 Shares in any rolling 36-month period, subject to adjustment as provided in Section 11. In addition, the maximum number of Performance Units that may be granted to a Participant in any rolling 36-month period is 5,000,000.
     3.5 Expired, Forfeited and Unexercised Awards. If any Award granted under this Plan expires, is forfeited or becomes unexercisable for any reason without having been exercised or paid in full, the Shares subject thereto which were not exercised or paid in full shall be available for future Awards under the Plan. Likewise, if any Award that was outstanding on December 3, 2009 under the Company’s Predecessor Plan or 2001 Long-Term Incentive Plan expires, is forfeited or becomes unexercisable for any reason without having been exercised or paid in full, the Shares subject thereto which were not exercised or paid in full shall be added to the number of Shares which are available for

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Awards under Section 3.1. An Award of Performance Shares (including Awards described as performance stock units) shall be treated as not having been paid in full whenever less than the target number of Performance Shares is issued in satisfaction of such Award, and the difference will be added to the number of Shares available for Awards under Section 3.1.
     4. Plan Administration.
     4.1 Board Committee Administration. This Plan shall be administered by the Compensation Committee appointed by the Board from among its members, provided that the full Board may at any time act as the Committee. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith. It is intended that the Compensation Committee will consist solely of persons who, at the time of their appointment, each qualified as a “Non-Employee Director” under Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934 and, to the extent that relief from the limitation of Code Section 162(m) is sought, as an “Outside Director” under Section 1.162-27(e)(3)(i) of the Treasury Regulations issued under Code Section 162(m).
     4.2 Committee Delegation. The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not directors or executive officers of the Company, provided that the Committee shall have fixed the total number of Shares or Performance Units subject to such grants. Any such delegation shall be subject to the limitations of Section 157(c) of the Delaware General Corporation Law.
     4.3 Awards to Non-Employee Directors. Notwithstanding any other provision of this Plan to the contrary, all Awards to Non-Employee Directors must be authorized by the full Board pursuant to recommendations made by the Compensation Committee.
     5. Options. The Committee may from time to time authorize grants to Participants of Options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:
     5.1 Number of Shares. Each grant shall specify the number of Shares to which it pertains.
     5.2 Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date, except as provided in Section 11.
     5.3 Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Optionee which have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.
     5.4 Cashless Exercise. To the extent permitted by applicable law, the Option Price and any applicable statutory minimum withholding taxes may be paid from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.
     5.5 Performance—Based Options. Any grant of an Option may specify Performance Objectives that must be achieved as a condition to exercise of the Option.

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     5.6 Vesting. Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.
     5.7 ISO Dollar Limitation. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.
     5.8 Exercise Period. No Option granted under this Plan may be exercised more than ten years from the Grant Date.
     5.9 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.
     6. Stock Appreciation Rights. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:
     6.1 Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right will be paid by the Company in cash, Shares or any combination thereof or may grant to the Participant or reserve to the Committee the right to elect among those alternatives.
     6.2 Maximum SAR Payment. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.
     6.3 Exercise Period. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.
     6.4 Change in Control. Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a change in control of the Company or other similar transaction or event.
     6.5 Dividend Equivalents. On or after the Grant Date of any Stock Appreciation Rights, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Shares on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company.
     6.6 Award Agreement. Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.
     6.7 Tandem Stock Appreciation Rights. Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also

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exercisable and the Spread is positive and (ii) by surrender of the related Option (or such other right) for cancellation.
     6.8 Exercise Period. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.
     6.9 Freestanding Stock Appreciation Rights. Regarding Freestanding Stock Appreciation Rights only:
     (a) Each grant shall specify in respect of each Freestanding Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date, except as provided in Section 11;
     (b) Successive grants may be made to the same Participant regardless of whether any Freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised; and
     (c) Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that are necessary before the Freestanding Stock Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.
     7. Restricted Shares. The Committee may also authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:
     7.1 Transfer of Shares. Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
     7.2 Consideration. To the extent permitted by Delaware law, each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.
     7.3 Substantial Risk of Forfeiture. Each grant shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change in control of the Company or other similar transaction or event.
     7.4 Dividend, Voting and Other Ownership Rights. Unless otherwise determined by the Committee, an award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights during the period for which such substantial risk of forfeiture is to continue.
     7.5 Restrictions on Transfer. Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.
     7.6 Performance—Based Restricted Shares. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

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     7.7 Dividends. Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and paid on a deferred basis when the restrictions lapse or reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.
     7.8 Award Agreements. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.
     8. Deferred Shares (Restricted Stock Units). The Committee may authorize grants of Deferred Shares (Restricted Stock Units) to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:
     8.1 Deferred Compensation. Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.
     8.2 Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.
     8.3 Deferral Period. Each grant shall provide that the Deferred Shares (Restricted Stock Units) covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.
     8.4 Dividend Equivalents and Other Ownership Rights. During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such shares in cash or additional Shares on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company.
     8.5 Performance Objectives. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.
     8.6 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.
     9. Performance Shares and Performance Units. The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:
     9.1 Number of Performance Shares or Units. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.
     9.2 Performance Period. The Performance Period with respect to each Performance Share or Performance Unit shall be determined by the Committee and set forth in the Award Agreement and may be subject to earlier termination in the event of a change in control of the Company or other

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similar transaction or event.
     9.3 Performance Objectives. Each grant shall specify the Performance Objectives that are to be achieved by the Participant.
     9.4 Threshold Performance Objectives. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.
     9.5 Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount will be paid by the Company in cash, Shares or any combination thereof or may grant to the Participant or reserve to the Committee the right to elect among those alternatives.
     9.6 Maximum Payment. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date. Any grant of Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.
     9.7 Dividend Equivalents. Any grant of Performance Shares may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Shares on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company.
     9.8 Adjustment of Performance Objectives. If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement; provided, however, in the case of a Qualified Performance-Based Award any such modifications may not increase the amount payable under such Award.
     9.9 Award Agreement. Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.
     10. Transferability.
     10.1 Transfer Restrictions. Except as provided in Sections 10.2 and 10.4, no Award granted under this Plan shall be transferable by a Participant other than upon death by will or the laws of descent and distribution or designation of a beneficiary in a form acceptable to the Committee, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.
     10.2 Limited Transfer Rights. The Committee may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 10.2. All terms and conditions of the Award, including provisions

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relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 10.2.
     10.3 Restrictions on Transfer. Any Award made under this Plan may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares (Restricted Stock Units) or upon payment under any grant of Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7, shall be subject to further restrictions upon transfer.
     10.4 Domestic Relations Orders. Notwithstanding the foregoing provisions of this Section 10, any Award made under this Plan may be transferred as necessary to fulfill any domestic relations order as defined in Code Section 414(p)(1)(B).
     11. Adjustments. The Committee shall make or provide for such adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares (Restricted Stock Units), Restricted Shares and Performance Shares granted hereunder, (b) prices per share applicable to such Options and Stock Appreciation Rights, and (c) kind of shares covered thereby (including shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin—off, spin—out, split—off, split—up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the cancellation or surrender of all Awards so replaced. The Committee shall also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11. In the event the Company shall assume outstanding employee awards or the right or obligation to make such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.
     11.1 Change in Control. The Committee shall also be authorized to determine and specify in any Award Agreement provisions which shall apply upon a change in control of the Company. A “Change in Control” of the Company for purposes of Awards made under this Plan shall mean any of the following events: (a) a dissolution or liquidation of the Company, (b) a sale of substantially all of the assets of the Company, (c) a merger or combination involving the Company after which the owners of Common Stock of the Company immediately prior to the merger or combination own less than 50% of the outstanding shares of common stock of the surviving corporation, or (d) the acquisition of more than 50% of the outstanding shares of Common Stock of the Company, whether by tender offer or otherwise, by any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.
     11.2 Cash-Out. In connection with any change in control, the Committee, without the consent of Participants, may determine that (i) any or all outstanding Options or Stock Appreciation Rights shall be automatically exercised and cashed out in exchange for a cash payment for such Options and Stock Appreciation Rights which may not exceed the Spread between the Option Price or Base Price and Fair Market Value on the date of exercise, and (ii) any or all other outstanding Awards shall be cashed out in exchange for such consideration as the Committee may in good faith determine to be equitable under the circumstances.

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     12. Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.
     13. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory tax withholding rates.
     14. Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares (Restricted Stock Units) as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to Section 10.3, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan. However, any such actions taken by the Committee must comply with the provisions of Section 21 and the requirements of Code Section 409A and with Code Section 162(m) for Qualified Performance-Based Awards.
     15. Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
     16. Amendments and Other Matters.
     16.1 Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 11, without the further approval of the stockholders of the Company. The Board may condition any amendment on the approval of the stockholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.
     16.2 Award Deferrals. The Committee may permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. In the case of an award of Restricted Shares, the deferral may be effected by the Participant’s agreement to forego or exchange his or her award of Restricted Shares and receive an award of Deferred Shares (Restricted Stock Units). The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Shares. However, any Award deferrals which the Committee permits must comply with the provisions of Section 21 and the requirements of Code Section 409A.
     16.3 Conditional Awards. The Committee may condition the grant of any award or combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Subsidiary to

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the Participant, provided that any such grant must comply with the provisions of Section 21 and the requirements of Code Section 409A.
     16.4 Repricing Prohibited. The terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Options or Base Price of outstanding Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an Option Price or Base Price that is less than the Option Price or Base Price of the original Options or Stock Appreciation Rights without stockholder approval, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 11.
     16.5 No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.
     16.6 Tax Qualification. To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.
     16.7 Amendments to Comply with Laws, Regulations or Rules. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, in its sole and absolute discretion and without the consent of any Participant, the Board may amend the Plan, and the Committee may amend any Award Agreement, to take effect retroactively or otherwise as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Code Section 409A.
     17. Effective Date. This Plan shall become effective upon its approval by the stockholders of the Company.
     18. Termination. This Plan shall terminate on the tenth anniversary of the date upon which it is approved by the stockholders of the Company, and no Award shall be granted after that date.
     19. Limitations Period. Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision shall be final, conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.
     20. Governing Law. The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with the Delaware General Corporation Law, except to the extent governed by applicable federal law.
     21. Compliance with Code Section 409A.
     21.1 Awards Subject to Section 409A. The provisions of this Section 21 shall apply to any Award or portion thereof that is or becomes subject to Code Section 409A (“Section 409A”), notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. Awards subject to Section 409A include, without limitation:

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     (a) Any Nonqualified Stock Option or Stock Appreciation Right that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the Award.
     (b) Any other Award that either (i) provides by its terms for settlement of all or any portion of the Award on one or more dates following the Short-Term Deferral Period (as defined below) or (ii) permits or requires the Participant to elect one or more dates on which the Award will be settled.
Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the date that is two and one-half months from the end of the Company’s fiscal year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the date that is two and one-half months from the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance.
     21.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award subject to Section 409A:
     (a) All Elections must be in writing and specify the amount of the distribution in settlement of an Award being deferred, as well as the time and form of distribution as permitted by this Plan.
     (b) All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Section 409A and is based on services performed over a period of at least twelve (12) months, then the Election may be made no later than six (6) months prior to the end of such period.
     (c) Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (b) above or as permitted by Section 21.3.
     21.3 Subsequent Elections. Any Award subject to Section 409A which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such Award shall comply with the following requirements:
     (a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;
     (b) Each subsequent Election related to a distribution in settlement of an Award not described in Section 21.4(b), 21.4(c) or 21.4(f) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and
     (c) No subsequent Election related to a distribution pursuant to Section 21.4(d) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

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     21.4 Distributions Pursuant to Deferral Elections. No distribution in settlement of an Award subject to Section 409A may commence earlier than:
     (a) Separation from service (as determined pursuant to U.S. Treasury Regulations or other applicable guidance);
     (b) The date the Participant becomes Disabled (as defined below);
     (c) Death;
     (d) A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 21.2 and/or 21.3, as applicable;
     (e) To the extent provided by U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or
     (f) The occurrence of an Unforeseeable Emergency (as defined below).
Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined in Code Section 409A(a)(2)(B)(i)), no distribution pursuant to Section 21.4(a) in settlement of an Award subject to Section 409A may be made before the date which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death.
     21.5 Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award subject to Section 409A for distribution in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency (as defined in Section 409A). In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred. The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.
     21.6 Disabled. The Committee shall have the authority to provide in the Award Agreement evidencing any Award subject to Section 409A for distribution in settlement of such Award in the event that the Participant becomes Disabled. A Participant shall be considered “Disabled” if either:
     (a) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or
     (b) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

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All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing as soon as practicable following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the Participant becomes Disabled.
     21.7 Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election as soon as administratively possible following receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum as soon as practicable following the date of the Participant’s death.
     21.8 No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan in settlement of an Award subject to Section 409A, except as provided by Section 409A and/or U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance.
     22. Predecessor Plan. Upon stockholder approval of this Plan pursuant to Section 17, no new awards will be granted under the Predecessor Plan; provided that the annual grants of Restricted Stock Units to Nonemployee Directors will be made under the Predecessor Plan on the effective date of this Plan, and all outstanding awards under the Predecessor Plan on the effective date of this Plan will be satisfied from the Shares which are available and have been reserved under the Predecessor Plan.

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COMPANY #
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if you
marked, signed and returned your proxy card.

:	INTERNET — www.eproxy.com/lnn Use the Internet to vote your proxy until 12:00 p.m. (CT) on January 22, 2010.

(	PHONE — 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on January 22, 2010.

*	MAIL — Mark, sign, and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
\/ Please detach here \/

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors for	01 Howard G. Buffett	03 Michael C. Nahl	☐	Vote FOR all nominees	☐	Vote WITHHELD
	term to expire in 2013:	02 William F. Welsh II			(except as marked)		from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of 2010 Long-Term Incentive Plan.	☐ For	☐ Against	☐ Abstain

3.	Ratification of the appointment of KPMG LLP as the independent auditor for the fiscal year ending August 31, 2010.	☐ For	☐ Against	☐ Abstain

4.	To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof which management did not have written notice of on November 9, 2009.
THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES FOR DIRECTOR, FOR APPROVAL OF 2010 LONG-TERM INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITOR.

Address Change? Mark Box ☐ Indicate changes below:	Date __________________________________

Signature(s) in Box

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

LINDSAY CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Monday, January 25, 2010
8:30 a.m. CST
Corporate Headquarters
2222 North 111th Street
Omaha, Nebraska

Lindsay Corporation 2222 North 111th Street Omaha, Nebraska	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LINDSAY CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 25, 2010 AND AT ANY ADJOURNMENT THEREOF.
The undersigned hereby authorizes the Board of Directors of Lindsay Corporation (the “Company”), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate office, 2222 North 111th Street, Omaha, Nebraska, on Monday, January 25, 2010, at 8:30 a.m., Central Standard Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof.
This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Annual Meeting or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of or access to the Proxy Statement for the Annual Meeting and the Company’s 2009 Annual Report to Stockholders prior to the signing of this proxy.
See reverse for voting instructions.